UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )
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☐	Soliciting Material Pursuant to §240.14a-12
CAVA GROUP, INC.
_________________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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14 Ridge Square NW, Suite 500
Washington, D.C. 20016
Telephone: (202) 400-2920
April 29, 2024
Fellow Stockholders:
You are cordially invited to attend CAVA Group, Inc.’s 2024 Annual Meeting of Stockholders on Thursday, June 20, 2024 at 10:00 a.m. (Eastern Daylight Time). To attend the Annual Meeting online, vote your shares electronically, and submit your questions during the live audio webcast, visit www.virtualshareholdermeeting.com/CAVA2024 and enter the control number shown on your Notice of Internet Availability of Proxy Materials. If you received a printed copy of the proxy materials, you will find your control number on the proxy card or the instructions that accompanied your proxy materials.
This Proxy Statement and accompanying proxy card are first being distributed or made available to stockholders, as the case may be, on or about April 29, 2024. Only CAVA stockholders of record at the close of business on April 22, 2024 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the Annual Meeting. Whether or not you attend the meeting, your vote is important to us. To ensure that you will be represented, we ask you to vote by telephone, mail, or over the Internet as soon as possible.
On behalf of the Board of Directors and our leadership team, I would like to express our appreciation for your continued support and interest in CAVA.
Sincerely,
Brett Schulman
Co-Founder & CEO

CAVA Group, Inc. 14 Ridge Square NW, Suite 500 Washington, D.C. 20016

To Our Stockholders
Notice of Annual Meeting of Stockholders Date: Thursday, June 20, 2024 Time: 10:00 a.m. Eastern Daylight Time Place: Virtually at www.virtualshareholdermeeting.com/CAVA2024	The principal business of the Annual Meeting will be to:

Elect the three Class I directors named in this Proxy Statement to serve for a three-year term;
Approve an amendment and restatement of our 2023 Equity Incentive Plan;
Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2024; and
To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

You can vote at the Annual Meeting virtually or by proxy if you were a stockholder of record at the close of business on April 22, 2024. By submitting your proxy (via the Internet, telephone or mail), you authorize Brett Schulman, Chief Executive Officer, Robert Bertram, Chief Legal Officer, and Tricia Tolivar, Chief Financial Officer, to represent you and vote your shares at the 2024 Annual Meeting in accordance with your instructions. They will also be authorized to vote your shares in their discretion on any other matters which may properly come before the Annual Meeting or at any postponement(s) or adjournment(s) of the meeting.
We are electronically disseminating Annual Meeting materials to our stockholders, as permitted under the "Notice and Access" rules approved by the Securities and Exchange Commission. Stockholders who have not opted out of Notice and Access will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access Annual Meeting materials via the Internet. The Notice also provides instructions on how to obtain paper copies if preferred.
Your vote is important. We encourage you to vote by proxy in advance of the Annual Meeting, whether or not you plan to attend.
By Order of the Board of Directors,
Robert Bertram
Chief Legal Officer & Secretary

YOUR VOTE IS IMPORTANT
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 20, 2024:
The Notice of Annual Meeting, Proxy Statement and our 2023 Annual Report to Stockholders are available electronically at www.virtualshareholdermeeting.com/CAVA2024

Proxy Summary
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
Voting Matters and Board Recommendations

Proposal	The Board’s Recommendations	Page

Elect three Class I Directors named in this Proxy Statement to serve for a three-year term	FOR each Director Nominee	3
Approve an amendment and restatement of our 2023 Equity Incentive Plan	FOR	33
Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 29, 2024	FOR	42
How to Vote
If, at the close of business on April 22, 2024, you were a stockholder of record, you may vote your shares by proxy in advance of the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) through the Internet, by telephone, or by mail. Alternatively, you may attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/CAVA2024. To participate in the Annual Meeting, you will need to have your 16-Digit Control Number included on your Notice of Internet Availability of Proxy Materials, or if you received a printed copy of the proxy materials, your proxy card or the instructions that accompanied your proxy materials. For shares held through a broker, bank, or other nominee, you may vote by submitting voting instructions to your broker, bank, or other nominee. Please refer to information from your broker, bank, or other nominee on how to submit voting instructions. To reduce our administrative costs and help the environment by conserving natural resources, we ask that you vote through the Internet or by telephone, both of which are available 24 hours a day. You may revoke your proxies at the times and in the manners described in the “Questions and Answers” section beginning on page 46 of the Proxy Statement.
If you are a stockholder and are voting by proxy by mail, Internet, or by telephone prior to the Annual Meeting, your vote must be received by 11:59 p.m., Eastern Time, on June 19, 2024 to be counted.
To vote by proxy prior to the Annual Meeting:

Internet* Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week (prior to June 20, 2024).	Telephone* Dial 1-800-690-6903 (toll-free within the United States, U.S. territories and Canada) and follow the recorded instructions, 24 hours a day, seven days a week.	Mail Mark, sign, date, and promptly mail the enclosed proxy card in the postage-paid envelope, if you have received paper materials.

*You will need the 16-digit number included on your Notice of Internet Availability of Proxy Materials or proxy card in order to vote by internet or telephone.

Cava Group, Inc.	1	2024 Proxy Statement

Director Nominees

				Committee Memberships
Name and Principal Occupation	Independent	Age	Director Since	AC	CC	NGC

Class I
Philippe Amouyal Managing Director of The Invus Group, LLC	Yes	65	2018			M
David Bosserman Senior Advisor to SWaN & Legend Advisors, LLC	Yes	67	2019	M
Lauri Shanahan Principal at Maroon Peak Advisors	Yes	61	2023		C	M
Key to Committees:

AC	Audit Committee	CC	People, Culture and Compensation Committee	NGC	Nominating, Governance and Sustainability Committee
M	Member	C	Chair
Director Snapshot

70%	6.8 years	20%	10%
Independent	Average Tenure	Female	Racially/Ethnically Diverse

7 Independent	3 0-5 years	2 Female	1 Racially/Ethnically Diverse
3 Non-Independent	5 6-10 years	8 Male	9 Non Racially/Ethnically Diverse
2 10+ years

Cava Group, Inc.	2	2024 Proxy Statement

Proposal No. 1
Election of Directors
Our Board of Directors currently consists of ten members. Our Board of Directors is divided into three classes, designated as Class I, Class II, and Class III. The term of office of the members of one class of directors expires each year in rotation so that the members of one class generally are elected at each annual meeting to serve for full three-year terms or until their successors are elected and qualified, or until such director’s death, resignation, or retirement. Each class consists, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors.
The table below sets forth information with respect to our directors as of April 29, 2024:

Name	Age

Philippe Amouyal	65	Class I Directors - Term Expiring at the 2024 Annual Meeting
David Bosserman	67
Todd Klein	58
Lauri Shanahan	61
Benjamin Felt	38	Class II Directors - Term Expiring at the 2025 Annual Meeting
Ronald Shaich	70
Theodore Xenohristos	46
Karen Kochevar	61	Class III Directors - Term Expiring at the 2026 Annual Meeting
Brett Schulman	52
James D. White	63
There are four Class I directors whose term expires at the 2024 Annual Meeting. Upon the recommendation of our Nominating, Governance and Sustainability Committee, our Board of Directors has nominated Philippe Amouyal, David Bosserman, and Lauri Shanahan for re-election as Class I directors. As previously disclosed, Todd Klein will not be standing for re-election at the Annual Meeting and his term on the Board of Directors will end at the 2024 Annual Meeting. Effective on the date of the Annual Meeting, the size of the Board of Directors shall be reduced from ten members to nine members. Biographical information for each director and director nominee is contained in the following section. If elected at the Annual Meeting, each director nominee will serve for a three-year term expiring at the 2027 annual meeting of stockholders and until his or her successor has been duly elected and qualified or until his earlier death, resignation, or removal. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. If any nominee is not able to serve, proxies will be voted in favor of such substitute nominee(s) as the Board of Directors may designate, unless our Board of Directors chooses to reduce the number of directors serving on our Board of Directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them "FOR" the election of Philippe Amouyal, David Bosserman, Lauri Shanahan as Class I directors.

Cava Group, Inc.	3	2024 Proxy Statement

Director Biographies
The following is a brief biographical summary of the experience of our directors and director nominees:

Philippe Amouyal has served as a member of our Board of Directors since November 2018. Mr. Amouyal has been a Managing Director of The Invus Group, LLC (“Invus”) since 1999. Previously, Mr. Amouyal worked at The Boston Consulting Group from 1984 to 1999, serving as a Vice President and Director and coordinated the global software and electronics practice from 1990 to 1999. Mr. Amouyal currently serves on the board of directors of Lexicon Pharmaceuticals (NASDAQ: LXRX) and a number of private Artal and Invus portfolio companies. Mr. Amouyal previously served on the board of directors of WW International and Blue Buffalo Pet Products. Mr. Amouyal received his M.S. in Engineering and his DEA in Technology Management from École Centrale Paris and was a Research Fellow at the Center for Policy Alternatives of the Massachusetts Institute of Technology.
MR. AMOUYAL WAS SELECTED TO SERVE AS A DIRECTOR BECAUSE OF HIS EXPERIENCE AS A MANAGEMENT CONSULTANT AND PRIVATE EQUITY INVESTOR AND HIS EXTENSIVE KNOWLEDGE AND UNDERSTANDING OF CORPORATE STRATEGY, INFORMATION TECHNOLOGY, RESEARCH AND DEVELOPMENT, AND MANAGEMENT OPERATIONS AND STRUCTURES.

Philippe Amouyal — Age: 65 Director Since: 2018

David Bosserman has served as a member of our Board of Directors since December 2019, and he also served as our Interim Chief Financial Officer from August 2020 to November 2020. Mr. Bosserman has served as a Senior Advisor to SWaN & Legend Advisors, LLC (“SWaN”) since 2018, and was a Managing Director at SWaN from 2013 to 2018. Mr. Bosserman has held senior executive positions, including Senior Vice President, Chief Financial Officer, and Chief Operating Officer, at NEW Asurion Corporation, from February 2001 through March 2013. Mr. Bosserman served as Chief Financial Officer at worldweb.net from 2000 to its sale in 2001, and as Executive Vice President, Chief Financial Officer and Treasurer of Best Software from 1992 to its sale in 2000, and led its initial public offering in 1997. Mr. Bosserman currently serves on the board of directors of BigTeams and as an advisor to other SWaN portfolio companies, where he provides financial and operating guidance. Mr. Bosserman previously served on the board of directors and audit committee of Motionsoft. Mr. Bosserman received his B.S. in Accounting from Arizona State University. Mr. Bosserman was a licensed CPA.
MR. BOSSERMAN WAS SELECTED TO SERVE AS A DIRECTOR BECAUSE OF HIS EXPERIENCE IN ACCOUNTING AND AUDITING AND HIS EXPERIENCE WITH AUDIT COMMITTEES AND BOARDS.

David Bosserman — Age: 67 Director Since: 2019

Cava Group, Inc.	4	2024 Proxy Statement

Benjamin Felt has served as a member of our Board of Directors since November 2018. Mr. Felt is a Managing Director of Invus, which he joined in 2009. Mr. Felt has served on the boards of a number of private Artal and Invus portfolio companies. Prior to joining Invus, Mr. Felt was a management consultant with The Boston Consulting Group from 2007 to 2009. Mr. Felt is the Board President of The Door, a social services non-profit in New York City. Mr. Felt received his B.A. in Economics from Yale University.
MR. FELT WAS SELECTED TO SERVE AS A DIRECTOR BECAUSE OF HIS EXPERIENCE IN PRIVATE EQUITY INVESTING AND KNOWLEDGE AND UNDERSTANDING OF BUSINESS AND CORPORATE STRATEGY AND THE CONSUMER SECTOR.

Benjamin Felt — Age: 38 Director Since: 2018

Todd Klein has served as a member of our Board of Directors since 2018. Mr. Klein was previously a member of our Board of Directors from 2015 to June 2017 and a board observer from June 2017 to 2018. Mr. Klein is a Partner at Revolution Growth, which he joined in June 2017. From 2012 to 2017, he was a Co-Founder, Managing Director, and Chief Investment Officer of SWaN. He also served in an advisory capacity at Anonymous Content, a talent management, film, television, and commercial production company, from 2014, later serving as the Interim Chief Operating Officer in 2017. Mr. Klein was a Founder and Managing Partner of Legend Ventures from 2005 to 2012, and a Managing Director and General Partner of Kinetic Ventures from 1994 to 2004. Mr. Klein serves on the board of trustees of The George Washington University, the board of advisors of the Mindshare Entrepreneurs Network, and as a special advisor to the investment committee of the Halcyon Fund for Social Entrepreneurship. Mr. Klein received his B.B.A., cum laude, in Business Honors from the University of Texas at Austin and his M.B.A. from Harvard Business School.
MR. KLEIN WAS SELECTED TO SERVE AS A DIRECTOR BECAUSE OF HIS EXTENSIVE EXPERIENCE IN PRIVATE EQUITY INVESTING, FINANCIAL MATTERS, AND KNOWLEDGE AND UNDERSTANDING OF BUSINESS AND CORPORATE STRATEGY.

Todd Klein — Age: 58 Director Since: 2018

Cava Group, Inc.	5	2024 Proxy Statement

Karen Kochevar has served as a member of our Board of Directors since October 2016. Since 2015, Ms. Kochevar has served as an independent board director for private equity-owned growth companies in the United States, Europe, and the Middle East. Ms. Kochevar was a Partner and Chief Financial Officer of Union Square Hospitality Group (“USHG”), the parent company and creator of Shake Shack and several other hospitality businesses, from 2011 until her retirement from the company in 2014. Before that time, she served in finance and corporate development leadership roles at USHG from 2005 to 2011. Prior to her career in hospitality, Ms. Kochevar worked in financial services for more than a decade, including in private equity at Warburg Pincus and Three Cities Research (an affiliate of Quilvest), and in investment banking at Lehman Brothers. Ms. Kochevar currently serves as a trustee of the Brown Brothers Harriman U.S. mutual fund complex. Ms. Kochevar received her A.B. in International Relations from Stanford University and her M.B.A., with distinction in Finance, from the Wharton School at the University of Pennsylvania.
MS. KOCHEVAR WAS SELECTED TO SERVE AS A DIRECTOR BECAUSE OF HER PARTICULAR KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND STRATEGIC PLANNING AND LEADERSHIP OF COMPLEX ORGANIZATIONS, HER EXTENSIVE EXPERIENCE WORKING WITH ICONIC RESTAURANT BRANDS AND FOUNDER-LED COMPANIES AND HER EXPERIENCE WITH AUDIT COMMITTEES AND BOARDS.

Karen Kochevar — Age: 61 Director Since: 2016

Brett Schulman has served as our Chief Executive Officer and President, and as a member of our Board of Directors since 2010. Mr. Schulman co-founded CAVA in 2010. Mr. Schulman was a Partner at Snikiddy Snacks, a nationally distributed snack food company, from 2006 to 2015 and served as its Chief Operating Officer from 2006 to 2010. Previously, he held various other financial positions, including as Vice President, at Deutsche Bank Alex. Brown and its predecessor Alex. Brown. Mr. Schulman received his B.A. in Behavioral and Social Sciences from the University of Maryland.
MR. SCHULMAN WAS SELECTED TO SERVE AS A DIRECTOR BECAUSE OF HIS DEEP KNOWLEDGE OF OUR BUSINESS AND HIS SIGNIFICANT EXECUTIVE MANAGEMENT AND LEADERSHIP EXPERIENCE.

Brett Schulman — Age: 52 Director Since: 2010

Cava Group, Inc.	6	2024 Proxy Statement

Ronald Shaich has served as Chair of our Board of Directors since November 2018. Mr. Shaich is the Managing Partner and Chief Executive Officer of Act III Holdings, LLC (“Act III”), which he founded in January 2018. Mr. Shaich also founded Panera Bread Company, where he served as Chief Executive Officer from 1984 to 2010 and from March 2012 to December 2017, and as a member of its board of directors from 1981 to 2018, including as Chair between 1988 and 2018. Mr. Shaich serves in the capacity as Chair of Act III’s privately-held portfolio companies including Tatte Bakery & Café, Life Alive Organic Café, and Level99. In addition, Mr. Shaich serves on the board of directors of Cambridge Innovation Center. Mr. Shaich has also served on the board of directors of Whole Foods Market and as Chair of the Board of Trustees of Clark University and is currently a Clark trustee. Mr. Shaich received his B.A. in Political Science and Government and D.H.L. from Clark University and his M.B.A. from Harvard Business School.
MR. SHAICH WAS SELECTED TO SERVE AS A DIRECTOR BECAUSE OF HIS EXPERIENCE IN CORPORATE GOVERNANCE AND LEADERSHIP IN THE RESTAURANT INDUSTRY.

Ronald Shaich — Age: 70 Director Since: 2018

Lauri Shanahan has served as a member of our Board of Directors since June 2023. Ms. Shanahan currently serves on the board of directors of Deckers Brands (NYSE: DECK) and Treasury Wine Estates (ASX: TWE). Ms. Shanahan is also a principal of the consulting firm Maroon Peak Advisors, which she founded in 2009. Ms. Shanahan worked at Gap Inc. from October 1992 to March 2008, serving in numerous leadership roles including chief administrative officer, chief legal officer and corporate secretary. Ms. Shanahan previously served on the board of directors of Cedar Fair Entertainment, G Squared Ascend I, and Charlotte Russe Holdings. Ms. Shanahan received her B.S. in Finance from the University of Colorado Boulder and her J.D. from UCLA Law School.
MS. SHANAHAN WAS SELECTED TO SERVE AS A DIRECTOR BECAUSE OF HER SUBSTANTIAL PUBLIC COMPANY LEADERSHIP AND BOARD EXPERIENCE IN THE CONSUMER GOODS, RETAIL AND HOSPITALITY INDUSTRIES, WHICH INCLUDES STRATEGIC, OPERATIONAL, LEGAL AND RISK OVERSIGHT, GOVERNANCE AND SUSTAINABILITY EXPERIENCE.

Lauri Shanahan — Age: 61 Director Since: 2023

Cava Group, Inc.	7	2024 Proxy Statement

James D. White has served as a member of our Board of Directors since 2022. Mr. White currently serves on the board of directors of The Honest Company, Affirm Holdings, and Simply Good Foods. Mr. White was the former Chair, President and Chief Executive Officer of Jamba, from 2008 to 2016, and the Senior Vice President and General Manager of Consumer Brands at Safeway, a U.S. supermarket chain, from 2005 to 2008. Prior to Safeway, Mr. White held executive roles at Gillette and Nestlé Purina. Mr. White previously served on the board of directors of Panera Bread Company-JAB Holdings, Hillshire Brands Company, Medallia and Adtalem Global Education. Mr. White received his B.S., with a major in Marketing, from The University of Missouri and his M.B.A. from Fontbonne University. He is also a graduate of the Cornell University Food Executive Program, and he was a Stanford University Distinguished Careers Institute Fellow in 2018.
MR. WHITE WAS SELECTED TO SERVE AS A DIRECTOR BECAUSE OF HIS EXPERIENCE AS A PUBLIC COMPANY DIRECTOR AND EXECUTIVE.

James D. White — Age: 63 Director Since: 2022

Theodore Xenohristos has served as our Chief Concept Officer since November 2020 and as a member of our Board of Directors since 2010. Mr. Xenohristos created the CAVA brand and co-founded CAVA Mezze in 2006. Mr. Xenohristos co-founded CAVA in 2010 and has, since then, served as an advisor to CAVA’s Chief Executive Officer and President, Brett Schulman, providing expertise on a broad range of matters, including culinary and brand.
MR. XENOHRISTOS WAS SELECTED TO SERVE AS A DIRECTOR BECAUSE OF HIS DEEP KNOWLEDGE OF OUR BUSINESS.

Theodore Xenohristos — Age: 46 Director Since: 2010

VOTE The Board of Directors recommends a vote "FOR" the election of Philippe Amouyal, David Bosserman, and Lauri Shanahan as Class I directors.

Cava Group, Inc.	8	2024 Proxy Statement

Corporate Governance
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines, which describe certain principles and practices that inform the work of the Board of Directors. These guidelines address, among other topics, the role and responsibilities of our directors, the structure and composition of our Board of Directors, the conduct of Board of Directors meetings, and corporate governance policies applicable to us in general. The Corporate Governance Guidelines are subject to periodic reviews by our Nominating, Governance and Sustainability Committee and may be modified by our Board of Directors. The full text of our Corporate Governance Guidelines is available on our website at https://investor.cava.com/governance/governance-documents/default.aspx.
Code of Business Conduct and Ethics
Our Board of Directors has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), which applies to all of our employees, officers and directors, including our chief executive officer ("CEO"), our chief financial officer, chief accounting officer, and our other executive and senior officers. The full text of the Code of Conduct is available on our website at https://investor.cava.com/governance/governance-documents/default.aspx. We will, if required, timely disclose any amendments to the Code of Conduct or waivers of the Code of Conduct for directors and executive officers on the same website.
Director Independence
Pursuant to the corporate governance listing standards of the New York Stock Exchange (“NYSE”), a director employed by us cannot be deemed to be an “independent director.” Each other director will qualify as “independent” only if our Board of Directors affirmatively determines that he has no material relationship with us, either directly or as a partner, stockholder, or officer of an organization that has a relationship with us. Ownership of a significant amount of our stock, by itself, does not constitute a material relationship.
Our Board of Directors have affirmatively determined that each of Philippe Amouyal, David Bosserman, Benjamin Felt, Todd Klein, Karen Kochevar, James D. White, and Lauri Shanahan qualifies as “independent” in accordance with the NYSE rules. In making its independence determinations, our Board of Directors considered and reviewed all information known to it (including information identified through directors’ questionnaires).
Communications with Directors
Interested parties may communicate with our Board or with an individual director by writing to our Board or to the particular director and mailing the correspondence to: CAVA Group, Inc., 14 Ridge Square NW, Suite 500, Washington, DC 20016, Attention: Corporate Secretary. If the Corporate Secretary determines that the communication merits the attention of the addressee, the Corporate Secretary will forward the communication to such individual. Communications of a material nature that relate to accounting, internal accounting controls, or auditing matters will be referred to the Chair of the Audit Committee.
Background and Experience of Directors; Board Diversity
When considering whether directors and nominees have the experience, qualifications, attributes, or skills, taken as a whole, to enable our Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, our Board of Directors focused primarily on each person’s background and experience as reflected in the information discussed in each of the directors’

Cava Group, Inc.	9	2024 Proxy Statement

individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. In evaluating director candidates, we consider, and will continue to consider in the future, factors including, personal and professional character, integrity, ethics and values, experience in corporate management, finance and other relevant industry experience, social policy concerns, judgment, director independence, potential conflicts of interest, including other commitments, practical and mature business judgment, and such factors as age, gender, race, orientation, experience, and any other relevant qualifications, attributes, or skills.
Director Nominations
The Nominating, Governance and Sustainability Committee is responsible for identifying, evaluating, and recommending nominees for election to our Board of Directors. The Nominating, Governance and Sustainability Committee may consider (a) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought, and an ability to work collegially with the other members of the Board and (b) all other factors it considers appropriate, which may include age, diversity of background, existing commitments to other businesses, service on other boards of directors or similar governing bodies of public or private companies or committees thereof, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, various and relevant career experience, relevant technical skills, relevant business or government acumen, financial and accounting background, technology background, compliance background, executive compensation background, and the size, composition and combined expertise of the existing Board.
In identifying prospective director candidates, the Nominating, Governance and Sustainability Committee may seek referrals from other members of the Board, management, and other sources, including third party recommendations. The Nominating, Governance and Sustainability Committee may also engage firms that specialize in identifying director candidates to our Board.
The Nominating, Governance and Sustainability Committee will consider candidates for director recommended by stockholders so long as the recommendations comply with our Certificate of Incorporation and Bylaws and applicable laws, rules, and regulations, including those promulgated by the SEC. The Nominating, Governance and Sustainability Committee will evaluate candidates recommended by stockholders for nomination for election to the Board on a substantially similar basis as it considers other nominees. Stockholders wishing to recommend a candidate for nomination should comply with the procedures set forth in our Bylaws. For further information, see the section below entitled "Procedures for Submitting Stockholder Proposals."
Related Person Transaction Policy
Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board of Directors has adopted a written statement of policy regarding the review, approval, or ratification of transactions with related persons, which we refer to as our “related person transaction policy,” that is in conformity with the requirements upon issuers having publicly-held common stock that is listed on the NYSE.
Our related person transaction policy requires that a “related person” (as defined as in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our Chief Legal Officer or Chief Financial Officer any “related person transaction” (defined as any transaction that we anticipate would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The Chief Legal Officer or Chief Financial Officer will then communicate that information to the Audit Committee, unless the Board designates another approving body composed of the disinterested and independent members of the Board or any committee (or sub-committee thereof) of the Board; provided that a majority of the members of the Board or such committee (or sub-committee), respectively, are disinterested and independent. No related person transaction will be executed without the approval or ratification of our Audit Committee.

Cava Group, Inc.	10	2024 Proxy Statement

In reviewing a prospective or actual related person transaction, the Audit Committee shall consider all relevant facts and circumstances, including without limitation:
•the relationship of the related person to the Company;
•the nature and extent of the related person’s interest in the transaction;
•the material terms of the transaction;
•the importance and fairness of the transaction both to the Company and to the related person;
•the business rationale for engaging in the transaction;
•whether the transaction would likely impair the judgment of a director or executive officer to act in the best interest of the Company;
•whether the value and the terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by the Company with non-related persons, if any (or if no such transactions have previously been entered into, compared to the value and the terms of similar transactions that the Company would otherwise enter into with non-related persons); and
•any other matters that management or the Audit Committee shall deem appropriate.
The Audit Committee will not approve or ratify a related person transaction unless it shall have determined in good faith that, upon consideration of all relevant information, the related person transaction is in, or is not inconsistent with, the best interests of the Company.
Board Leadership Structure
Ronald Shaich serves as Chair of the Board of Directors. As provided in our Corporate Governance Guidelines, the Board of Directors does not have a policy on whether or not the roles of Chair and Chief Executive Officer should be separate or combined or, if it is to be separate, whether the Chair should be selected from the independent directors. Accordingly, the Board of Directors believes that it should be free to make a choice from time to time regarding a leadership structure that is in the best interests of the Company and its stockholders. At this time, the Board of Directors believes that Mr. Shaich is best situated to serve as Chair and that the Company’s current separated roles of Chair and Chief Executive Officer is appropriate. Mr. Shaich is best suited to serve as Chair of our Board of Directors as a result of his extensive experience in the restaurant industry. Mr. Schulman has held the position of Chief Executive Officer since 2010. Separating these positions allows our Chief Executive Officer to focus on running the business, while allowing our Chair to lead the Board of Directors in its fundamental role of providing advice to and oversight of management.
Whenever the Chair of the Board of Directors is also the Chief Executive Officer or is a director who does not otherwise qualify as an “independent director,” the independent directors may elect from among themselves a Lead Director of the Board of Directors. Following nomination by the Nominating, Governance and Sustainability Committee, the Lead Director will be elected by a plurality vote and should generally serve in such capacity for a minimum of one year. Service as Lead Director, however, generally should not exceed five consecutive years but is subject to the Board of Directors’ discretion to set other guidelines in specific instances. The responsibilities of the Lead Director (if one has been elected) shall be determined from time to time by the Board of Directors, upon the recommendation of the Nominating, Governance and Sustainability Committee.

Cava Group, Inc.	11	2024 Proxy Statement

Risk Oversight
The Board exercises direct oversight of strategic risks to the Company in regular coordination with the Company’s management. While our senior executives are responsible for day-to-day risk management, our Board of Directors has overall responsibility for risk oversight, including, as part of regular Board of Directors and committee meetings, general oversight of executives’ management of short-term and long-term risks relevant to the Company. Accordingly, while the full Board of Directors has overall responsibility for risk oversight, it is supported in this function by its Audit Committee, People, Culture and Compensation Committee and the Nominating, Governance and Sustainability Committee. Each of the committees regularly reports to the Board of Directors.
Our Chief Executive Officer and other executive officers will regularly report to the non-executive directors and the Audit Committee, the People, Culture and Compensation Committee and the Nominating, Governance and Sustainability Committee to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls.
The Audit Committee reviews guidelines and policies governing the process by which management assesses and manages the Company’s exposure to risk, including the Company’s major financial and operational risk exposures and the steps management takes to monitor and control such exposures. A management-level Risk Committee meets to review enterprise risks and briefs the Audit Committee on at least a quarterly basis. The People, Culture and Compensation Committee oversees risks relating to the Company’s compensation policies and practices. The Nominating, Governance and Sustainability Committee assists the Board of Directors by overseeing and evaluating programs and risks associated with Board of Directors organization, membership and structure, and corporate governance. Each committee charged with risk oversight reports to the Board of Directors on those matters. In addition, our Board of Directors and its committees exercise their risk oversight function by regularly receiving and evaluating reports from management and by making inquiries of management concerning these reports, as appropriate. Furthermore, our Board of Directors and its committees receive reports from our auditors and other consultants, such as our compensation consultant, and may meet in executive sessions with these outside consultants.
Board Committees and Meetings
The standing committees of our Board of Directors consist of an Audit Committee, People, Culture and Compensation Committee, and Nominating, Governance and Sustainability Committee. Our Board of Directors may also establish from time to time any other committees that it deems necessary or desirable. Each of our committees has adopted a written charter, which is available at https://investor.cava.com/governance/governance-documents/default.aspx.
We expect all directors to attend all meetings of the Board of Directors, meetings of the committees of which they are members, and the annual meeting of stockholders. During fiscal 2023, our Board of Directors met four times, the Audit Committee met five times, the People, Culture and Compensation Committee met four times, and the Nominating, Governance and Sustainability Committee met two times. During fiscal 2023, each director attended at least 75% of the meetings of the Board and the committees on which they serve.

Cava Group, Inc.	12	2024 Proxy Statement

Audit Committee
The Audit Committee currently consists of Todd Klein, who serves as the chair, David Bosserman, and Karen Kochevar. We expect that David Bosserman will serve as chair of the Audit Committee and James D. White will be appointed to the Audit Committee as a director at the Annual Meeting.

Each of Todd Klein, David Bosserman, Karen Kochevar, and James D. White qualify as independent directors under the corporate governance standards of the NYSE and the independence requirements of Rule 10A-3(b)(1) of the Exchange Act. Our Board of Directors has determined that each of Todd Klein, David Bosserman, and Karen Kochevar qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K. Our Audit Committee is primarily responsible, among its other duties and responsibilities, for oversight of the following:
•the quality and integrity of our financial statements, as well as oversight of our accounting and financial reporting processes;
•the effectiveness of our control environment, including internal controls over financial reporting;
•our compliance with legal and regulatory requirements, as well as compliance with ethical standards that we adopt;
•our independent registered public accounting firm’s qualifications, performance, and independence;
•our overall risk management profile and the effectiveness of our risk management processes;
•the performance of our internal audit function, as well as oversight of our financial statement audits;
•our compliance with our Code of Business Conduct and Ethics;
•our technology security and data privacy programs;
•approving related party transactions; and
•the preparation of the Audit Committee Report required to be included in this Proxy Statement.
The Audit Committee is responsible for the primary oversight of strategic risk, including cybersecurity risk oversight. The Audit Committee receives regular reports on at least a quarterly basis from our cybersecurity team, led by our Chief Information Officer, typically on, among other things, our cybersecurity posture, cybersecurity benchmarking, potential cybersecurity vulnerabilities, and other cybersecurity interest items such as the external cybersecurity environment, items requiring Audit Committee input, and our broader cybersecurity program roadmap, in order to monitor the prevention, detection, mitigation and remediation of cybersecurity threats and incidents. The Audit Committee regularly reports to the full Board of Directors regarding its activities, including those related to cybersecurity. For further details regarding our cybersecurity risk management and processes, please refer to Part I, Item 1C in our 2023 Annual Report on Form 10-K filed with the SEC on February 27, 2024 (the “2023 Annual Report”).

Cava Group, Inc.	13	2024 Proxy Statement

People, Culture and Compensation Committee
The People, Culture and Compensation Committee consists of Lauri Shanahan, who serves as the chair, Benjamin Felt, Karen Kochevar, and Ronald Shaich , who will no longer be a member of this committee following the Annual Meeting.

Our People, Culture and Compensation Committee is primarily responsible, among its other duties and responsibilities, for the following:
•reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by our Board of Directors), determining and approving our Chief Executive Officer’s compensation level based on such evaluation;
•reviewing and approving, or making recommendations to our Board of Directors with respect to, the compensation of our executive officers (other than the Chief Executive Officer) and “Additional ELT Members” (as such term is defined in the People, Culture and Compensation Committee Charter), including any relevant corporate goals and objectives, annual performance objectives, annual salary, bonus, equity-based incentives, and other benefits;
•reviewing and recommending to our Board of Directors the compensation of our directors;
•reviewing and approving, or making recommendations to our Board of Directors with respect to, our long-term incentive plans, equity-based awards, and stock ownership guidelines for directors and executive officers and any “clawback” policy;
•the consideration of whether risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on us;
•the submission to a stockholder vote of matters relating to compensation;
•preparing the compensation committee report required by the SEC to be included in our annual proxy statement;
•the oversight and approval of the management continuity planning process, and the review and evaluation of succession plans for our executive officers; and
•our compliance with the compensation rules, regulations, and guidelines promulgated by the SEC and other law, as applicable.

Independent Compensation Consultant
The People, Culture and Compensation Committee retained Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent compensation consultant during fiscal 2023 to advise the committee on market practices and specific Company policies and programs. Pearl Meyer reports directly to the People, Culture & Compensation Committee Chair and takes direction from the committee. The consultant’s work for the People, Culture and Compensation Committee includes data analyses, market assessments, and preparation of related reports. From time to time, the Committee seeks the views of the consultant on items such as incentive program design and market practices. The work done by Pearl Meyer for the Committee is documented in a formal agreement which is executed by the consultant and the People, Culture and Compensation Committee. Pearl Meyer does not perform any other work for the Company. The People, Culture and Compensation Committee has assessed the independence of Pearl Meyer and determined that the work provided by Pearl Meyer did not raise any conflicts of interest.

Cava Group, Inc.	14	2024 Proxy Statement

Compensation Committee Interlocks and Insider Participation
During the entirety of fiscal 2023, Ms. Kochevar and Messrs. Felt and Shaich each served as members of the People, Culture and Compensation Committee, while Ms. Shanahan served as a member and the chair of the committee following our initial public offering. No member of the Compensation Committee was at any time during fiscal 2023 an officer or employee of our Company or any of our subsidiaries, nor was any such person a former officer of our Company or any one of our subsidiaries. Related party transactions pursuant to Item 404(a) of Regulation S-K involving Mr. Shaich, who served as a member of our People, Culture and Compensation Committee during fiscal 2023, are described in “Certain Relationships and Related Party Transactions.”

Nominating, Governance and Sustainability Committee The Nominating, Governance and Sustainability Committee consists of James D. White, who serves as the chair, Philippe Amouyal, and Lauri Shanahan.
Our Nominating, Governance and Sustainability Committee is primarily responsible, among its other duties and responsibilities, for the following:
•identify individuals qualified to become directors, consistent with the criteria approved by our Board of Directors;
•select, or recommend that our Board of Directors select, the director nominees for the next annual meeting of stockholders or to fill vacancies or newly created directorships that may occur between such meetings;
•develop and recommend to our Board of Directors a set of corporate governance guidelines and assist our Board of Directors in complying with them;
•oversee the evaluation of our Board of Directors and management;
•recommend members of our Board of Directors to serve on committees of our Board of Directors and evaluate the functions and performance of such committees;
•oversee sustainability and environmental, social, and governance strategies and initiatives; and
•otherwise take a leadership role in shaping our corporate governance.

Cava Group, Inc.	15	2024 Proxy Statement

Ownership of Common Stock
Certain Beneficial Owners, Directors and Officers
The following table contains information about the beneficial ownership of our common stock as of April 22, 2024, by:
•each individual or entity known by us to beneficially own more than 5% of our outstanding common stock;
•each named executive officer;
•each of our directors; and
•all of our directors and executive officers as a group.
Our calculation of the percentage of beneficial ownership is based on 114,009,665 shares of our outstanding common stock as of April 22, 2024.
Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, we believe, based on information furnished to us, that each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.
Unless otherwise indicated in the footnotes, the address of each of the individuals named below is: c/o CAVA Group, Inc., 14 Ridge Square NW, Suite 500, Washington, D.C. 20016.

Name of Beneficial Owner	Shares Beneficially Owned (Outstanding) (#)	Shares Beneficially Owned (Right to Acquire)(1) (#)	Total Shares Beneficially Owned (#)	Percentage of Common Stock Beneficially Owned (%)

Beneficial holders of more than 5% of outstanding common stock:
Artal International S.C.A.(2)	26,507,990	—	26,507,990	23.3
Act III(3)	10,144,899	—	10,144,899	8.9
T. Rowe Price Investment Management(4)	11,157,831	—	11,157,831	9.8
Named Executive Officers and Directors:
Brett Schulman	1,236,606	1,175,635	2,412,241	2.1
Tricia Tolivar	164,555	63,248	227,803	*
Jennifer Somers	48,711	46,826	95,537	*

Cava Group, Inc.	16	2024 Proxy Statement

Name of Beneficial Owner	Shares Beneficially Owned (Outstanding) (#)	Shares Beneficially Owned (Right to Acquire)(1) (#)	Total Shares Beneficially Owned (#)	Percentage of Common Stock Beneficially Owned (%)

Ronald Shaich	10,144,899	5,000	10,149,899	8.9
Philippe Amouyal	10,000	5,000	15,000	*
David Bosserman(5)	140,963	5,000	145,963	*
Benjamin Felt	—	5,000	5,000	*
Todd Klein	19,719	5,000	24,719	*
Karen Kochevar	4,722	91,628	96,350	*
Lauri Shanahan	—	5,000	5,000	*
James D. White	—	8,702	8,702	*
Theodoros Xenohristos	412,597	151,457	564,054	*
All executive officers and directors as a group (13 people)	12,209,310	1,594,481	13,803,791	12.1
*Less than 1%
1.Consists of shares underlying stock options and RSUs that are vested or that will vest within 60 days of April 22, 2024.
2.Represents beneficial ownership held by Artal International S.C.A. according to a Schedule 13G filed on February 9, 2024 as of December 31, 2023, reporting sole voting and sole dispositive power over 32,007,990 shares, as supplemented by a Form 4 filed on February 29, 2024 reflecting the sale of 3,500,000 shares, and a Form 4 filed on March 25, 2024 reflecting the sale of 2,000,000 shares. Artal International Management S.A., as the managing partner of Artal International S.C.A., controls Artal International S.C.A. and, accordingly, may be deemed to beneficially own the shares of common stock that Artal International S.C.A. may be deemed to beneficially own. Artal Group S.A., as the sole stockholder of Artal International Management S.A., controls Artal International Management S.A. and, accordingly, may be deemed to beneficially own the shares of common stock that Artal International Management S.A. may be deemed to beneficially own. Westend S.A., as the parent company of Artal Group S.A., controls Artal Group S.A. and, accordingly, may be deemed to beneficially own the shares of common stock that Artal Group S.A. may be deemed to beneficially own. Stichting Administratiekantoor Westend (the “Stichting”), as the majority stockholder of Westend S.A., controls Westend S.A. and, accordingly, may be deemed to beneficially own the shares of common stock that Westend S.A. may be deemed to beneficially own. Mr. Amaury Wittouck, as the sole member of the board of the Stichting, controls the Stichting and, accordingly, may be deemed to beneficially own the shares of common stock that the Stichting may be deemed to beneficially own. The address of Artal International S.C.A., Artal International Management S.A., Artal Group S.A., Westend S.A. and Mr. Wittouck is 44, Rue De La Vallée, L-2661 Luxembourg, Luxembourg. The address of the Stichting is Claude Debussylaan, 46, 1082 MD Amsterdam, The Netherlands.
3.Represents beneficial ownership held by Act III Holdings, LLC, Cava Act III, LLC, Cava Act III Trust, LLC and Ronald M. Shaich according to a Schedule 13G filed on February 14, 2024 as of December 31, 2023, reporting sole voting power and sole dispositive power over 11,649,899 shares, as supplemented by a Form 4 filed on March 6, 2024 reflecting the sale of 1,500,000 shares by Cava Act III, LLC. Cava Act III Trust LLC is managed by Ronald M. Shaich and Cava Act III, LLC is managed by Act III Management, LLC, which is controlled by Mr. Shaich. Act III Holdings, LLC is the controlling holder of each of Cava Act III, LLC and Cava Act III Trust, LLC. Act III Holdings, LLC is controlled by Mr. Shaich. Mr. Shaich makes all investment and voting decisions for each of Cava Act III, LLC and Cava Act III Trust, LLC. The address for each of Cava Act III, LLC, Cava Act III Trust, LLC, Act III Holdings, LLC and Mr. Shaich is 777 Brickell Avenue, #500-99405, Miami, FL 33131.
4.Represents beneficial ownership held by T. Towe Price Investment Management, Inc. according to a Schedule 13G filed on February 14, 2024, as of December 31, 2023, reporting sole voting power over 3,676,339 shares and sole dispositive power over 11,157,831 shares. The address of T. Rowe Price Investment Management is 101 E. Pratt Street, Baltimore, MD 21201.
5.Does not include 30,000 shares of common stock held by David N. Bosserman Irrevocable Trust over which Mr. Bosserman does not have voting or dispositive power and in respect of which Mr. Bosserman disclaims beneficial ownership.

Cava Group, Inc.	17	2024 Proxy Statement

Policies on Hedging and Pledging
The Company has a Securities Trading Policy, which, among other things, prohibits any directors, officers, and employees (including family members of the same and entities controlled by any such persons) from engaging in any transactions, including variable forward contracts, equity swaps, collars and exchange funds, that are designed to hedge or offset any decrease in the market value of the Company’s equity securities. Our Securities Trading Policy also prohibits any of the foregoing persons, whether or not in possession of material non-public information, from purchasing the Company’s securities on margin, borrowing against any account in which the Company’s securities are held, or pledging the Company’s securities as collateral for a loan, without first obtaining pre-clearance from the Chief Legal Officer. The Chief Legal Officer is under no obligation to approve any request for pre-clearance and may determine not to permit the arrangement for any reason. Approvals will be based on the particular facts and circumstances of the request, including, but not limited to, the percentage amount that the securities being pledged represent of the total number of our securities held by the person making the request and the financial capacity of the person making the request.

Cava Group, Inc.	18	2024 Proxy Statement

Director Compensation
In connection with our initial public offering, our Board of Directors adopted a Non-Employee Director Compensation Policy, pursuant to which each non-employee director is eligible to receive compensation for his or her service as follows:
•an annual retainer of $75,000 for service on our Board of Directors;
•additional annual retainers in respect of service as our Board of Directors chair ($37,500), Audit Committee chair ($20,000), People, Culture and Compensation Committee chair ($15,000), Nominating, Governance and Sustainability Committee chair ($10,000), Audit Committee member ($10,000), People, Culture and Compensation Committee member ($7,500) and Nominating, Governance and Sustainability Committee member ($5,000); and
•for directors serving at the time of our initial public offering a grant of restricted stock units (“RSUs”) with a grant date value of $110,000 based on the initial public offering price; and
•for future years, an annual grant of RSUs with a grant date value of $110,000, based on the average closing price per share of the Company’s common stock over the 30 trading days preceding the grant date.
RSUs granted under the Non-Employee Director Compensation Policy cliff vest on the first anniversary of the date of grant or, if earlier, the business day immediately preceding the date of the next Annual Meeting following the date of grant. The RSUs will vest in full to the extent outstanding and unvested upon a change in control.
Messrs. Schulman and Xenohristos did not receive compensation for their services as directors during fiscal 2023.
Director Compensation Table
The following table summarizes the compensation of our directors who served during fiscal 2023 (other than Mr. Schulman who is our President and CEO and a named executive officer). See the section titled “Executive Compensation” for more information on the compensation paid to or earned by Mr. Schulman for his service as our President and CEO during fiscal 2023.

Director	Fees Earned or Paid in Cash ($)		Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Compensation ($)		All Other Compensation ($)		Total ($)

Ronald Shaich	63,667	(1)	110,000	(3)							173,667
Philippe Amouyal	42,444	(1)	110,000	(3)							152,444
David Bosserman	45,097	(1)	110,000	(3)							155,097
Benjamin Felt	43,771	(1)	110,000	(3)							153,771
Todd Klein	50,403	(1)	110,000	(3)							160,403
Karen Kochevar	66,576	(1)	110,000	(3)	35,841	(5)					212,417
Lauri Shanahan	50,403	(1)	110,000	(3)							160,403
James D. White	60,097	(1)	110,000	(3)							170,097
Theodoros Xenohristos	345,152	(2)	1,791,000	(4)	629,450	(6)	375,000	(7)	7,248	(8)	3,147,850
1.Reflects cash compensation earned by each director in fiscal 2023 for service on the Board of Directors, one or more committees of the Board of Directors, and as chair of the Board of Directors or a committee of the Board of Directors.

Cava Group, Inc.	19	2024 Proxy Statement

2.Reflects the base salary earned by Mr. Xenohristos for his service as the Company's Chief Concept Officer during fiscal 2023.
3.Represents the aggregate grant-date fair value of 5,000 time-vesting RSUs, awarded for the equity portion of each non-employee director's annual retainer, on June 15, 2023. The fair value of RSUs is based on the market value of the Company’s common stock on the date of grant calculated in accordance with FASB ASC Topic 718 (“Topic 718”). The award of RSUs represents the right to receive one share of common stock upon the vesting date of the RSU. The RSUs are scheduled to vest on June 14, 2024, subject to each non-employee director's continued service to the Board of Directors. The grant-date fair values reflected in the table do not take into account estimated forfeitures related to service-vesting conditions.
4.Represents the aggregate grant-date fair value of 6,993, 78,342, and 25,568 time-vesting RSUs awarded to Mr. Xenohristos on April 3, 2023, May 22, 2023, and June 15, 2023, respectively, for his service as the Company’s Chief Concept Officer. The fair value of RSUs is based on the market value of the Company’s common stock on the date of grant calculated in accordance with Topic 718. Mr. Xenohristos’s June 15, 2023 award was intended to serve as his RSU award through the end of fiscal 2024. The award of RSUs represents the right to receive one share of common stock upon the vesting date of the RSU. The RSUs are scheduled to vest in four equal annual installments commencing on April 3, 2024, May 22, 2024, and June 15, 2024, respectively, subject to Mr. Xenohristos’s continued employment. The grant-date fair values reflected in the table do not take into account estimated forfeitures related to service-vesting conditions
5.The amounts reported represent the aggregate grant-date fair value of 7,500 time-vesting option awards awarded to Ms. Kochevar on January 24, 2023, subject to her director agreement, calculated in accordance with Topic 718, utilizing the Black-Scholes option pricing model assumptions discussed in Note 14 (Equity-Based Compensation) to our 2023 Annual Report. The options are scheduled to vest in four equal annual installments commencing on January 24, 2024, subject to Ms. Kochevar's continued service on our Board of Directors. The grant-date fair values reflected in the table do not take into account estimated forfeitures related to service-vesting conditions.
6.The amounts reported represent the aggregate grant-date fair value of 14,418 and 50,268 time-vesting option awards awarded to Mr. Xenohristos on April 3, 2023 and June 14, 2023, respectively, for his service as the Company's Chief Concept Officer, calculated in accordance with Topic 718, utilizing the Black-Scholes option pricing model assumptions discussed in Note 14 (Equity-Based Compensation) to our 2023 Annual Report. Mr. Xenohristos’s June 14, 2023 award was intended to serve as his option award for the first fiscal year following our initial public offering. The options are scheduled to vest in four equal annual installments commencing on April 3, 2024 and June 14, 2024, respectively, subject to Mr. Xenohristos’s continued employment. The grant-date fair values reflected in the table do not take into account estimated forfeitures related to service-vesting conditions.
7.Reflects the annual cash incentive award earned by Mr. Xenohristos under the CAVA Short-Term Incentive Plan in respect of fiscal 2023.
8.Represents premiums paid by the Company on behalf of Mr. Xenohristos under the Company’s executive life insurance plan.
As of December 31, 2023, Ms. Kochevar, Mr. White, and Mr. Xenohristos held options to purchase 97,878, 7,407, and 184,809 shares, respectively, of which 82,878, 1,851, and 103,896, respectively, were vested as of that date. As of December 31, 2023, the aggregate number of unvested RSUs of common stock for each director was as follows: Mr. Shaich: 5,000 shares; Mr. Amouyal: 5,000 shares; Mr. Bosserman: 5,000 shares; Mr. Felt: 5,000; Mr. Klein: 5,000 shares; Ms. Kochevar: 5,000 shares; Ms. Shanahan: 5,000 shares; Mr. White: 5,000 shares; and Mr. Xenohristos: 118,058.

Cava Group, Inc.	20	2024 Proxy Statement

Executive Officers
Set forth below are biographical summaries of our executive officers as of April 29, 2024. See “Proposal 1—Election of Directors” above for information about Mr. Schulman, who serves as our President and Chief Executive Officer.

Name	Age	Position(s)

Brett Schulman	52	President and Chief Executive Officer
Tricia Tolivar	55	Chief Financial Officer
Jennifer Somers	43	Chief Operations Officer
Robert Bertram	55	Chief Legal Officer and Secretary

Tricia Tolivar has served as our Chief Financial Officer since November 2020. Ms. Tolivar was the Chief Financial Officer for GNC from March 2015 to November 2020. On June 23, 2020, GNC Holdings, Inc. filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware. Ms. Tolivar served in leadership positions with Ernst & Young from October 2007 to February 2015. Ms. Tolivar was the Chief Financial Officer of the Greater Memphis Arts Council from January 2006 to December 2008 and she held a series of executive leadership positions with AutoZone from 1996 to 2005. Ms. Tolivar received her B.B.A. in Accounting from Emory University’s Goizueta Business School.

Tricia Tolivar

Jennifer Somers has served as our Chief Operations Officer since November 2021. Ms. Somers served in several leadership positions at Taco Bell, YUM Brands from November 2015 to October 2021, including head of U.S. Field Operations. Ms. Somers also held field operational roles at National Veterinary Associates from January 2015 to November 2015 and at Champion Home Builders from August 2013 to January 2015. Ms. Somers was part of the Operations Strategy team at Mattel from October 2011 to August 2013 and was a strategy consultant at McKinsey & Co. from August 2009 to October 2011. Ms. Somers began her career as an engineer at Lockheed Martin. Ms. Somers received her B.S. in Operations Research & Industrial Engineering from Cornell University and her M.B.A. from the Wharton School at the University of Pennsylvania.

Jennifer Somers

Cava Group, Inc.	21	2024 Proxy Statement

Robert Bertram has served as our Chief Legal Officer and Secretary since September 2021. Prior to joining CAVA, Mr. Bertram was General Counsel and Assistant Secretary for Ollie’s Bargain Outlet Holdings from April 2014 to September 2021. Mr. Bertram was a practicing corporate attorney at McNees Wallace & Nurick LLC from June 2010 to April 2014, and was a corporate and securities industry regulatory attorney at the firm of Stevens & Lee from March 2001 to June 2010. Mr. Bertram has routinely mentored students through the College of the Liberal Arts at Penn State University. Mr. Bertram received his B.A. in Economics from Penn State University and his J.D. from Penn State Dickinson Law School.

Robert Bertram

Cava Group, Inc.	22	2024 Proxy Statement

Executive Compensation
We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, also known as the JOBS Act. As a result, we are permitted to and rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies. Accordingly, we have included compensation information for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer (our "NEOs") and have not included a compensation discussion and analysis of our executive compensation programs or tabular compensation information other than the Summary Compensation Table and the Outstanding Equity Awards table. In addition, for so long as we are an emerging growth company, we will not be required to submit certain executive compensation matters to our stockholders for advisory votes, such as “say-on-pay” and “say-on-frequency” compensation. Our NEOs for fiscal 2023 consist of the following three individuals:
•Brett Schulman, our Chief Executive Officer and President;
•Tricia Tolivar, our Chief Financial Officer; and
•Jennifer Somers , our Chief Operations Officer.
Summary Compensation Table
The table below sets forth the annual compensation earned by our NEOs for the fiscal years presented.

Name Principal Position	Year	Salary (1) ($)	Bonus ($)	Stock Awards (2) ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	All Other Compensation (5) ($)	Total ($)

Brett Schulman President and Chief Executive Officer	2023	647,362	—	7,544,150	7,544,150	1,300,000	25,267	17,060,929
	2022	618,000	69,525	1,158,746	385,959	365,006	5,692	2,602,928
Tricia Tolivar Chief Financial Officer	2023	551,309	—	1,147,700	1,147,700	551,309	24,933	3,422,951
	2022	520,000	39,000	129,985	129,902	204,750	—	1,023,637
Jennifer Somers Chief Operations Officer	2023	519,808	—	690,000	690,000	478,125	29,805	2,407,738
	2022	500,000	587,500	124,983	124,898	134,375	58,000	1,529,756
1.The amounts reported represent the named executive officer’s base salary earned during the fiscal year covered.
2.For fiscal 2023, the amounts reported represent the aggregate grant-date fair value of the time-vesting RSUs awarded to the named executive officer in fiscal 2023. The fair value of RSUs is based on the market value of the Company’s common stock on the date of grant computed in accordance with Topic 718. The award of RSUs represents the right to receive one share of our common stock upon the vesting date of the RSU. The RSUs are scheduled to vest in equal annual installments over four years (five years in the case of Mr. Schulman’s June 2023 award) on each anniversary of the vesting commencement date, subject to the executive officer’s continued employment. The grant-date fair values reflected in the table do not take into account estimated forfeitures related to service-vesting conditions.
3.For fiscal 2023, the amounts reported represent the aggregate grant date fair value of the stock options granted to the named executive officers calculated in accordance with Topic 718, utilizing the Black-Scholes option pricing model assumptions discussed in Note 14 (Equity-based Compensation) to our2023 Annual Report. The options are scheduled to vest in equal annual installments over four years (five years in the case of Mr. Schulman’s June 2023 award) on each anniversary of the vesting commencement date, subject to the executive officer’s continued employment. The grant-date fair values reflected in the table do not take into account estimated forfeitures related to service-vesting conditions.

Cava Group, Inc.	23	2024 Proxy Statement

4.Amounts included in this column reflect the named executive officer’s annual cash incentive awards earned under the CAVA Short-Term Incentive Plan. See “Narrative Disclosure to Summary Compensation Table—Non-Equity Incentive Plan Compensation.”
5. For fiscal 2023, the amounts reported in “All Other Compensation” include the following:

Name	Company 401(k) Match(a) ($)	Life Insurance Premiums(b) ($)	Value of Benefits Discount(c) ($)	Executive Physical(d) ($)	Executive Cybersecurity(e) ($)	Auto Allowance(f) ($)	Total ($)

Brett Schulman	692	1,526	16,849	4,200	2,000	—	25,267
Tricia Tolivar	—	1,884	16,849	4,200	2,000	—	24,933
Jennifer Somers	3,825	883	14,097	4,200	2,000	4,800	29,805
a.Consists of matching contributions made by the Company to the Company’s 401(k) Plan for the benefit of the executive.
b. Represents life insurance premiums paid by the Company on the executive’s behalf under the Company’s executive life insurance plan.
c.Represents executive discount provided for cost of medical, dental and vision coverage.
d.Represents cost to the Company of executive physical benefit program to support early identification of preventable health risks.
e.Represents cost to the Company of executive cybersecurity/identification protection program.
f.Represents an annual car allowance paid to Ms. Somers pursuant to the terms of her employment agreement.
Narrative to Summary Compensation Table
Employment Agreements
We have entered into employment agreements with certain of our named executive officers. As a condition to employment, each named executive officer was also required to enter into the Company’s Confidential and Proprietary Information and Non-Competition Agreement. Such agreement includes the following restrictive covenants: (i) a perpetual confidentiality covenant, (ii) an assignment of intellectual property covenant, (iii) a non-competition covenant that applies during the executive’s employment and for one year thereafter, and (iv) an employee, consultant and customer non-solicitation covenant that applies during the executive’s employment and for two years thereafter.
Schulman Employment Agreement
In connection with our initial public offering, our Board of Directors approved an amended and restated employment agreement with Mr. Schulman (the “Amended and Restated CEO Agreement”), which was effective on June 20, 2023. Pursuant to the Amended and Restated CEO Agreement, Mr. Schulman is entitled to receive an annual base salary of $650,000 and is eligible to earn an annual performance-based cash bonus with a target bonus opportunity equal to 100% of his base salary, a maximum bonus opportunity equal to 200% of his base salary, and a threshold bonus opportunity equal to 50% of his base salary, based upon the achievement of performance goals set by the People, Culture and Compensation Committee. In addition to the CEO IPO Award (discussed below), beginning in 2026, Mr. Schulman will receive annual long-term incentive grants under the CAVA Group, Inc. 2023 Equity Incentive Plan (the “2023 Equity Incentive Plan”), with each award having a grant date value of $2,925,000 and denoted in a type or type(s) of award as determined by the compensation committee and subject to service-based and/or performance-based vesting in the same proportion as other senior executives’ long-term incentive awards granted under the 2023 Equity Incentive Plan.
Pursuant to the Amended and Restated CEO Agreement, following Mr. Schulman’s involuntary termination by the Company without cause or his voluntary resignation for good reason, Mr. Schulman is entitled to receive severance benefits consisting of (i) any annual bonus for the prior completed fiscal year to the extent unpaid as of the termination date, (ii) eighteen months of salary continuation payments, (iii) a pro-rated annual bonus for the year of termination, based on actual performance and payable when bonuses are paid to other Company executives, and (iv) up to eighteen months of Company-paid COBRA continuation. Following a termination of Mr.

Cava Group, Inc.	24	2024 Proxy Statement

Schulman’s employment by reason of death or disability, he is entitled to receive (i) any unpaid annual bonus for the prior completed fiscal year to the extent unpaid as of the termination date and (ii) a pro-rated annual bonus for the year in which the termination occurs, based on actual performance and payable when bonuses are paid to other Company executives. The Amended and Restated CEO Agreement does not provide for enhanced cash severance payments following an involuntary termination of employment in connection with a change in control. As a condition to entering into the Amended and Restated CEO Agreement, Mr. Schulman is subject to a non-solicitation covenant as to the Company’s employees from his date of hire until the second anniversary of his termination date and a non-competition covenant from his date of hire until the first anniversary of his termination date.
Somers Employment Agreement
The Company entered into an employment agreement with Ms. Somers effective as of October 11, 2021, which is scheduled to expire on October 26, 2024. Ms. Somers’ employment agreement provides that Ms. Somers will serve as our Chief Operations Officer. Ms. Somers’ employment agreement also provides for (i) an annual base salary, subject to periodic review on an at least annual basis for purposes of determining whether an increase is warranted, (ii) eligibility to receive a discretionary annual cash bonus with a target annual bonus opportunity equal to 50% of annual base salary, (iii) relocation reimbursement of $4,000 per month for the first year of employment, (iv) an initial restricted stock unit grant in an amount equal to $750,000, (v) an annual car allowance of $10,000, and (vi) an annual equity award under the CAVA Group, Inc. 2015 Equity Incentive Plan (the “2015 Equity Incentive Plan”) with a grant date fair value equal to fifty percent of annual base salary. The terms of Ms. Somers’s equity awards are governed by the 2015 Equity Incentive Plan and 2023 Equity Incentive Plan, as applicable, and Ms. Somers’s equity award agreements. Ms. Somers’ entitlement to an annual equity grant under the employment agreement terminated upon the Company’s initial public offering.
Ms. Somers’s employment agreement also entitles Ms. Somers to (i) cash severance of 12 months’ continued salary upon a termination by the Company without “cause” or by Ms. Somers for “good reason” (as such terms are defined in her employment agreement), (ii) up to 12 months’ COBRA premiums, and (iii) a pro-rated annual bonus for the year in which the termination occurs, based on her performance during such year, and paid on the date on which annual bonuses are paid to other senior executives of the Company for such year. Payment of severance is contingent upon Ms. Somers’s execution and non-revocation of a general release of claims in favor of the Company and its affiliates.
Tolivar Employment Agreement
The Company entered into an employment agreement with Ms. Tolivar effective as of October 27, 2020, that expired on its own terms following the expiration of its initial term of three years. Ms. Tolivar is not currently party to an employment agreement with the Company.
Base Salary
We provide each named executive officer with a base salary, reflective of the competitive marketplace, for the services that the named executive officer performs for us. Base salary serves as the primary form of fixed compensation for our named executive officers. Base salary can also impact other compensation and benefit opportunities, including annual short-term incentives, as such opportunities are expressed as a percentage of base salary. This compensation component constitutes a stable element of compensation while other compensation elements are variable. Base salaries are reviewed at least annually and may be increased (but not reduced) based on the individual performance of the named executive officer, company performance, any change in the executive’s position within our business, the scope of his or her responsibilities, and any changes thereto. For 2023, Mr. Schulman’s, Ms. Tolivar’s, and Ms. Somers’ base salaries were adjusted to $650,000, $540,800, and $510,000 per calendar year, respectively. Such amounts do not match the salary amounts reflected in the 2023 Summary Compensation Table, which are presented on a fiscal year basis and include the impact of the 53rd week of fiscal 2023.

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Non-Equity Incentive Plan Compensation
Each named executive officer was eligible to receive an annual bonus under the CAVA Short-Term Incentive Plan for 2023 (the “CAVA Short-Term Incentive Plan”). The target annual bonus opportunity for each named executive officer was equal to 50% of the executive’s base salary, except for Mr. Schulman, whose target annual bonus opportunity was 100%, with a maximum opportunity of 200% and a threshold opportunity of 50% of his base salary. The Company financial performance impacts 75% of the CAVA Short-Term Incentive Plan payout while an individual’s performance impacts 25% of the payout. The Company performance is based on Adjusted EBITDA targets established at the beginning of the fiscal year and approved by our Board of Directors. During fiscal 2023, the Company achieved 200% of the Adjusted EBITDA target, resulting in a payout of the Company weighted portion of the annual bonus at 150% in accordance with the terms of the CAVA Short-Term Incentive Plan. For purposes of the CAVA Short-Term Incentive Plan, Adjusted EBITDA is defined as set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
Annual Equity Grants
In April 2023, our Board of Directors approved a grant of time-based RSUs and time based options under our 2015 Equity Incentive Plan to our named executive officers, which vest in four equal annual installments commencing on January 24, 2024. The number and value of equity awards granted to each of our named executive officers is set forth below:

Name	Options Granted (#)	Options Granted ($)	RSUs Granted (#)	RSUs Granted ($)

Brett Schulman	49,908	231,750	24,207	231,750
Tricia Tolivar	29,115	135,200	14,121	135,200
Jennifer Somers	27,456	127,500	13,317	127,500
IPO-Related Equity Grants
CEO IPO Award
In connection with our initial public offering, our Board of Directors approved a grant in the form of 50% time-based RSUs and 50% time-based stock options to Mr. Schulman, pursuant to the 2023 Equity Incentive Plan, which we refer to as the “CEO IPO Award.” The CEO IPO Award had a grant date value of $14,625,000 and was intended to serve as Mr. Schulman’s equity award opportunity for the first two fiscal years following our initial public offering (i.e., through the end of fiscal 2025). The 332,386 RSUs and 647,123 stock options received as part of the CEO IPO Award vest in five equal annual installments commencing June 14, 2024, subject to Mr. Schulman’s continued employment through each applicable vesting date. The RSUs and stock options are subject to the following vesting acceleration terms:
•Upon a termination of Mr. Schulman’s continued employment by us without cause, by Mr. Schulman due to his resignation for good reason (a “qualifying termination”), the portion of the then-unvested RSUs and stock options that would vest within the 12 months following the date of the qualifying termination will fully vest in connection with such termination.
•In the event of a change in control of the Company, if either (i) the RSUs and stock options would not otherwise be continued, converted, assumed, or replaced by the Company, a member of the company group or a successor entity thereto; or (ii) Mr. Schulman experiences a qualifying termination at any time following a change in control in which the RSUs and stock options are continued, converted, assumed, or replaced by the Company, a member of the company group or a successor entity thereto, all of the then-unvested RSUs and stock options will fully vest in connection with such change in control or qualifying termination, as applicable.

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Other IPO Awards
In connection with our initial public offering, our Board of Directors also approved the grant of time-based RSUs and time-based stock options, pursuant to the 2023 Equity Incentive Plan, to our long-term incentive eligible employees, including our named executive officers, other than Mr. Schulman, which we refer to, collectively, as the “IPO Awards.” The IPO Awards for Ms. Tolivar and Ms. Somers were granted in the form of 50% stock options and 50% RSUs and have grant date values of $2,025,000 and $1,125,000, respectively. The IPO Awards were intended to serve as Ms. Tolivar’s and Ms. Somers’ equity award opportunities for the first fiscal year following our initial public offering (i.e., through the end of fiscal 2024). The 46,022 RSUs and 90,482 stock options granted as part of Ms. Tolivar’s IPO Award and the 25,568 RSUs and 50,268 stock options granted as part of Ms. Somers’ IPO Award vest in four equal annual installments commencing June 14, 2024, subject to continued employment through each applicable vesting date. In the event Ms. Tolivar or Ms. Somers experiences a qualifying termination in connection with or during the 18 month period following a change in control, all unvested RSUs and stock options underlying her IPO Award would immediately vest.

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Outstanding Equity Awards at Fiscal Year-End
The table below sets forth the outstanding equity awards held by the NEOs as of December 31, 2023 :

			Option Awards				Stock Awards
Name	Option/Stock Award Grant Date		Number of Securities Underlying Unexercised Options – Exercisable (#)	Number of Securities Underlying Unexercised Options – Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(8) ($)

Brett Schulman	8/4/2015		118,805	—	1.28	8/4/2025	—	—
	12/20/2016		55,611	—	1.92	12/20/2026	—	—
	2/22/2018		51,351	—	2.66	2/22/2028	—	—
	1/25/2019		661,968	—	7.56	1/25/2029	—	—
	2/6/2019		14,619	—	2.94	2/6/2029	—	—
	5/28/2020	(1)	—	—	—	—	10,422	447,938
	1/1/2021	(2)	—	—	—	—	59,682	2,565,132
	5/10/2022	(3)	32,451	97,356	6.75	5/10/2032	128,751	5,533,718
	4/3/2023	(4)	—	49,908	9.58	4/3/2033	24,207	1,040,417
	6/14/2023	(5)	—	647,123	22.00	6/14/2033	—	—
	6/15/2023	(5)	—	—	—	—	332,386	14,285,950
Tricia Tolivar	11/6/2020	(6)	—	—	—	—	80,301	3,451,337
	5/10/2022	(3)	10,920	32,769	6.75	5/10/2032	14,445	620,846
	4/3/2023	(4)	—	29,115	9.58	4/3/2033	14,121	606,921
	6/14/2023	(7)	—	90,482	22.00	6/14/2033	—	—
	6/15/2023	(7)	—	—	—	—	46,022	1,978,026
Jennifer Somers	10/26/2021	(2)	—	—	—	—	60,063	2,581,508
	5/10/2022	(3)	10,500	31,506	6.75	5/10/2032	13,887	596,863
	4/3/2023	(4)	—	27,456	9.58	4/3/2033	13,317	572,365
	6/14/2023	—	—	50,268	22.00	6/14/2033	—	—
	6/15/2023	(7)	—	—	—	—	25,568	1,098,913
1.Vests in four equal annual installments commencing on January 1, 2021.
2.Vests in four equal annual installments commencing on the first anniversary of the grant date.
3.Vests in four equal annual installments commencing on January 20, 2023.
4.Vests in four equal annual installments commencing on January 24, 2024.
5.Vests in five equal annual installments commencing on June 14, 2024.

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6.Vests in four equal annual installments commencing on November 16, 2021.
7.Vests in four equal annual installments commencing on June 14, 2024.
8.The market value of unvested stock awards is based on the closing market price of our common stock on December 29, 2023, of $42.98.
Potential Payments upon Termination or Change in Control
Executive Severance Plan
In addition to the potential severance payments and benefits under the employment agreements described above, our Board of Directors adopted the CAVA Group, Inc. Executive Severance Plan, or the “executive severance plan”, for certain of our executives and other key employees at or above the Vice President level and any other key employee of the Company designated by the People, Culture and Compensation Committee, including our named executive officers, that provides for severance pay and benefits under certain circumstances.
In the event a covered employee is terminated by the Company without Cause (as defined in the executive severance plan), or a covered employee terminates his or her employment for Good Reason (as defined in the executive severance plan), then such participant will be entitled to receive:
•For the duration of such participant’s severance period (from 6 months to 12 months, depending upon job level) (the “Severance Period”), an amount equal to the participant’s base salary rate in effect immediately prior to his or her termination (the “Base Salary Rate”), payable in accordance with the Company’s customary payroll practices;
•A lump sum cash payment equal to the cash bonus with respect to the fiscal year in which such participant’s termination of employment occurs, based on actual achievement of any applicable performance goals or objectives and any applicable individual performance goals or objectives, prorated for the number of days the participant was employed during that fiscal year; and
•Payment or reimbursement of the employer portion of such participant’s and his or her covered eligible dependents’ health insurance coverage premiums under COBRA until the earlier of the completion of such participant’s Severance Period and such time as the participant becomes eligible to receive health insurance coverage from a subsequent employer.
Receipt of severance benefits under the executive severance plan is subject to: (a) the covered employee’s compliance with certain restrictive covenants, including (i) post-termination non-competition and non-solicitation of customers and employees covenants, (ii) a perpetual confidentiality covenant and (iii) a perpetual non-disparagement covenant in favor of the Company; and (b) the covered employee’s execution of a general release of claims.
In order to receive severance benefits under the executive severance plan, a participant must timely execute and not revoke a release of claims in favor of us. In addition, the executive severance plan provides that, if any payment or benefits to a participant, including the payments and benefits under the officer severance plan, would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and would therefore be subject to an excise tax under Section 4999 of the Internal Revenue Code, then such payments and benefits (1) will be reduced to the extent necessary so that no amount is subject to the excise tax, or (2) not reduced, whichever, after taking into account all applicable federal, state and local employment and income taxes and the excise tax, results in the participant’s receipt, on an after-tax basis, of the greater payments and benefits.

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In no event shall any covered employee receive the severance benefits provided under the Executive Severance Plan in addition to severance benefits provided for under any other severance arrangement the employee may have with the Company, including as set forth in any employment agreement with the Company. However, if a covered employee is covered by any other severance arrangement, such employee will be entitled to any amount due and payable under the Executive Severance Plan that is greater than and in addition to the amount due and payable under the other severance arrangement.
Equity Awards
Except as described above with respect to the CEO IPO Award and the IPO Awards to our other named executive officers, unvested RSU and option awards granted under both the 2015 and 2023 Equity Incentive Plans will generally be forfeited upon termination. Vested options granted under the 2015 Equity Incentive Plan are exercisable for a certain period following termination of each named executive officer’s employment, as follows: (i) three months following the termination of the named executive officer’s employment for any reason other than cause, disability or death, (ii) 12 months following termination of employment due to disability, or (iii) 18 months following termination due to death that occurs during the term of employment. Vested options granted under the 2023 Equity Incentive Plan are exercisable for a certain period following termination of each named executive officer’s employment, as follows: (i) three months following the termination of the named executive officer’s employment for any reason other than cause, disability or death, (ii) 18 months following termination of employment due to disability, or (iii) 12 months following termination due to death that occurs during the term of employment. In no event are options granted under either the 2015 or 2023 Equity Incentive Plan exercisable following the option’s expiration date, which is ten years from the date of grant.

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Certain Relationships and Related-Party Transactions
Investors’ Rights Agreement
Pursuant to the Fifth Amended and Restated Investors’ Rights Agreement, dated as of March 26, 2021, by and among CAVA Group, Inc. and the other parties named therein (as amended, the “Investors’ Rights Agreement”), certain of our existing stockholders (including Artal, Act III affiliates of T. Rowe Price) have the right, subject to certain conditions, to require us to register the sale of their shares of our common stock under the Securities Act.
The registration rights set forth in the Investors’ Rights Agreement terminate upon the earlier to occur of (i) the closing of a merger or consolidation in which (A) we are a constituent party or (B) a subsidiary of ours is a constituent party and we issue shares of our capital stock pursuant to such merger or consolidation, subject to certain exceptions (including any such merger or consolidation in which the shares of our capital stock outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, a majority, by voting power, of the capital stock of (I) the surviving or resulting corporation or (II) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation), (ii) the closing of the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by us or any of our subsidiaries of all or substantially all the assets of ours and our subsidiaries taken as a whole, (iii) with respect to any particular stockholder, when all of the shares held by such stockholder can be sold in any three-month period without registration in compliance with Rule 144 or another similar exemption under the Securities Act, and (iv) the five year anniversary of the completion of this offering.
We will pay the registration expenses (other than any underwriting discounts, selling commissions, and stock transfer taxes) of the holders of the shares registered for sale pursuant to the registrations described below, including the reasonable fees and disbursements of one counsel for the selling holders not to exceed $20,000. In an underwritten public offering, the underwriters have the right, subject to specified conditions, to limit the number of shares such holders may include. The Investors’ Rights Agreement also requires us to indemnify certain of our stockholders and their affiliates in connection with any registrations of our securities.
S-3 Registration Rights
Parties to the Investors’ Rights Agreement are entitled to certain Form S-3 registration rights. The holders of at least 20% of these shares then outstanding may make a written request that we register the offer and sale of their shares on a registration statement on Form S-3 if we are eligible to file a registration statement on Form S-3 so long as the request covers at least that number of shares with an anticipated aggregate offering price, net of expenses, of at least $25 million. These stockholders may make an unlimited number of requests for registration on Form S-3; however, we will not be required to effect a registration on Form S-3 if we have effected two such registrations within the 12-month period immediately preceding the date of the request. In addition, if we determine that it would be materially detrimental to us and our stockholders to effect such a registration, we have the right to defer such registration, not more than once in any 12-month period, for a period of up to 90 days. Lastly, we will not be required to effect a demand registration during the period beginning 30 days prior to our good faith estimate of the date of the filing of, and ending on a date that is 90 days following the effective date of, of a registration statement initiated by us.

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Piggyback Registration Rights
Parties to the Investor’s Rights’ Agreement are also entitled to certain “piggyback” registration rights allowing the holders to include their shares if we propose to register the offer and sale of our common stock under the Securities Act, subject to certain exceptions and limitations.
Management Services Agreement
We were party to a management services agreement (“MSA”) with Act III Management, LLC (“Act III Management”), which is one of our stockholders and is controlled by Ronald Shaich, who is Chair of our Board of Directors. Act III Management provided consulting in the areas of information technology, strategy, finance, off-premises sales, and restaurant operations. The MSA was terminated in accordance with its terms on December 31, 2022 and no amounts were paid thereunder in fiscal 2023.
Indemnification Agreements with our Directors and Officers
We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements, together with our amended and restated bylaws, provide that we will jointly and severally indemnify each indemnitee to the fullest extent permitted by the Delaware General Corporation Law from and against all loss and liability suffered and expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by or on behalf of the indemnitee in connection with any threatened, pending, or completed action, suit or proceeding. Additionally, we will agree to advance to the indemnitee all out-of-pocket costs of any type or nature whatsoever incurred in connection therewith.

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Proposal No. 2
Approve an Amendment and Restatement of our 2023 Equity Incentive Plan
On April 25, 2024, our Board of Directors approved the adoption of the CAVA Group, Inc. Amended and Restated 2023 Equity Incentive Plan (which we refer to as the “Amended Plan”), subject to stockholder approval. If approved by stockholders at the Annual Meeting, the Amended Plan will amend and restate the CAVA Group, Inc. 2023 Equity Incentive Plan (which we refer to as the “2023 Plan”). If our stockholders do not approve the Amended Plan, the existing 2023 Plan will remain in effect.
We are seeking stockholder approval of the Amended Plan to modify the existing “evergreen” provision in the 2023 Plan such that the number of shares of our common stock available for awards under the Amended Plan shall be automatically increased on the first day of each fiscal year (commencing with January 1, 2025) by a number of shares of our common stock equal to the lesser of (i) 1% of the then-outstanding shares of our common stock on the last day of the immediately preceding fiscal year and (ii) a lower number of shares of our common stock as may be determined by our Board of Directors.
The primary purpose of the proposed amendment and restatement is to ensure that the Company will have a sufficient reserve of common stock available under the Amended Plan to grant equity awards to our officers, employees, non-employee directors and other eligible award recipients. Accordingly, our Board of Directors, based on the recommendation of the People, Culture and Compensation Committee, concluded that amending the evergreen provision was appropriate due to the constraints imposed by the limitations in the existing evergreen provision.
If approved, the “Effective Date” set forth in the Amended Plan will be June 20, 2024, and the amended evergreen provision will apply until the tenth anniversary of such Effective Date. The other existing terms of the 2023 Plan will remain unchanged in the Amended Plan.
New Plan Benefits
Grants of Awards under the Amended Plan to the Company’s executive officers, non-executive directors and other eligible participants are subject to the discretion of the People, Culture and Compensation Committee. Therefore, it is not possible to determine the future benefits that will be received by these participants under the Amended Plan.
Description of the Amended Plan
The following description of the Amended Plan is not complete and is qualified by reference to the full text of the Amended Plan, which is attached as Appendix 1 to this Proxy Statement.
Purpose
The Amended Plan is designed to provide a means through which we may attract and retain key personnel and to provide a means whereby our directors, officers, employees, consultants and advisors can acquire an equity interest in the Company, or be paid

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incentive compensation, including incentive compensation measured by reference to the value of our common stock, thereby strengthening their commitment to our welfare and aligning their interests with our stockholders.
Administration
The Amended Plan will be administered by the People, Culture and Compensation Committee, or such other committee of our Board to which it has properly delegated power, or if no such committee or subcommittee exists, our Board (such administering body referred to herein, for purposes of this description of the Amended Plan, as the “Committee”). Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which our securities are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it in accordance with the terms of the Amended Plan.
The Committee is authorized to: (i) designate participants; (ii) determine the type or types of awards to be granted to a participant; (iii) determine the number of shares of common stock to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, awards; (iv) determine the terms and conditions of any award; (v) determine whether, to what extent and under what circumstances awards may be settled in, or exercised for, cash, shares of common stock, other securities, other awards or other property, or canceled, forfeited or suspended and the method or methods by which awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of common stock, other securities, other awards, or other property and other amounts payable with respect to an award will be deferred either automatically or at the election of the participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Amended Plan and any instrument or agreement relating to, or any award granted under, the Amended Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee deems appropriate for the proper administration of the Amended Plan; (ix) adopt sub-plans; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Amended Plan. Unless otherwise expressly provided in the Amended Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Amended Plan or any award or any documents evidencing awards granted pursuant to the Amended Plan are within the sole discretion of the Committee, may be made at any time and are final, conclusive and binding upon all persons or entities, including, without limitation, us, any participant, any holder or beneficiary of any award, and any of our stockholders.
Eligibility
Any director, officer, employee (other than an employee covered by a collective bargaining agreement unless and to the extent eligibility is set forth in the applicable collective bargaining agreement or other related agreement), consultant and advisor of the Company will be eligible to receive an award grant under the Amended Plan. The Committee may select such eligible individuals to participate in the Amended Plan. As of April 22, 2024, approximately 9,272 employees and directors of the Company were eligible to participate in the 2023 Plan, based on established criteria utilized by the Committee in determining awards.
Shares Subject to the Amended Plan
The Amended Plan provides that the total number of shares of common stock that may be issued thereunder is 9,398,771 (the “Plan Share Reserve”); provided, however, that the Plan Share Reserve shall be automatically increased on the first day of each fiscal year, beginning with fiscal year 2025, by a number of shares of our common stock equal to the lesser of (i) 1% of the then-outstanding shares of our common stock on the last day of the immediately preceding fiscal year and (ii) a lower number of shares of our common stock as may be determined by our Board of Directors. No more than the number of shares of common stock equal to the Plan Share Reserve may be issued in the aggregate pursuant to the exercise of incentive stock options. The maximum number of shares of common stock granted during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year, may not exceed $1,000,000 in total value. Except for substitute awards (as described below),

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in the event any award expires or is cancelled, forfeited or terminated without issuance to the participant of the full number of shares to which the award related, the unissued shares of common stock underlying such award will be returned to the Plan Share Reserve and may be granted again under the Amended Plan. Shares of common stock withheld in payment of an option exercise price, a stock appreciation right’s base price, or taxes relating to an award will constitute shares of common stock issued to a participant and will thus reduce the Plan Share Reserve. Awards may, in the sole discretion of the Committee, be granted in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by us or with which we combine (referred to as “substitute awards”), and such substitute awards will not be counted against the Plan Share Reserve, except that substitute awards intended to qualify as “incentive stock options” (as described below) will count against the limit on incentive stock options described above. No incentive stock option may be granted under the Amended Plan after the tenth anniversary of the effective date of the Amended Plan (June 20, 2024). Furthermore, the “evergreen” automatic increase in the Plan Share Reserve will no longer apply after the tenth anniversary of the effective date.
Types of Awards
Options
The Amended Plan allows the Committee to grant options to grant shares of our common stock to eligible persons. Options may be either “incentive stock options,” as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or options which do not meet the requirements of Section 422(b) of the Code, referred to herein as non-qualified stock options. All options that are intended to qualify as incentive stock options must be granted pursuant to an award agreement expressly stating that the options are intended to qualify as incentive stock options and will be subject to the terms and conditions that comply with the rules as may be prescribed by Section 422 of the Code. The term of each option is specified in the applicable award agreement but may not exceed ten years from the date of grant (or five years from the date of grant in the case of incentive stock options held by certain individuals), except that if a non-qualified stock option would expire at a time when trading of our common stock is prohibited by our insider trading policy (or any “blackout period” imposed by us) and the fair market value exceeds the exercise price per share on such expiration date, the term will automatically be extended to the 30th day following the end of such period. At the end of its term, an option will expire, but may also expire earlier upon certain terminations of employment or service, as described in more detail below. Options will become vested and exercisable in such manner and on such date(s) or event(s) as determined by the Committee, including, without limitation, satisfaction of Performance Conditions (as defined in the Amended Plan), provided that the Committee may, in its sole discretion, accelerate the vesting of any options at any time for any reason.
Options which have become vested and exercisable may be exercised by delivery of written or electronic notice of exercise to the Company and accompanied by payment of the aggregate exercise price and any applicable tax withholding obligations. The aggregate purchase price is the per share exercise price multiplied by the number of shares purchased. The applicable per share exercise price is specified in the applicable award agreement and may not be less than, as of the grant date, 100% of the fair market value of one share of our common stock (or in the case of incentive stock options held by certain individuals, 110% of such grant date fair market value), other than in the case of options that are substitute awards.
The aggregate purchase price may be paid (i) in cash, check, cash equivalent and/or shares of our common stock valued at the fair market value at the time of exercise; provided, that such shares of our common stock are not subject to any pledge or other security interest and have been held by the participant for at least six months or such other period established by the Committee from time to time to avoid adverse accounting treatment or (ii) by such other method as the Committee may permit in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the exercise price; (B) by means of a broker-assisted “cashless exercise” pursuant to which we are delivered a copy of irrevocable instructions to a stockbroker to sell the shares otherwise issuable upon the exercise of the option and to deliver promptly to us an amount equal to the aggregate exercise price; or (C) a “net exercise” procedure effected by withholding the minimum number of shares otherwise issuable in respect of an option that are needed to pay the aggregate exercise price and applicable taxes. Any fractional shares will be settled in cash.

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Unless otherwise provided by the Committee, in an award agreement or otherwise, upon the termination of employment or service with us: (i) for “cause” (as defined in the Amended Plan), all options will immediately terminate and expire; (ii) by reason of death, each outstanding unvested option will immediately terminate and expire, and each outstanding vested option will remain exercisable for one year following such termination (but in no event beyond the expiration of the original option term); (iii) by reason of disability, each outstanding unvested option will immediately terminate and expire, and each outstanding vested option will remain exercisable for eighteen months following such termination (but in no event beyond the expiration of the original option term); and (iv) for any other reason, each outstanding unvested option will immediately terminate and expire, and each outstanding vested option will remain exercisable for 90 days following such termination (but in no event beyond the expiration of the original option term).
Restricted Stock and Restricted Stock Unit Awards
The Committee may grant restricted shares of our common stock or restricted stock units, representing the right to receive, upon vesting and the expiration of any applicable restricted period, one share of common stock for each restricted stock unit, or, in the sole discretion of the Committee, the cash value thereof (or any combination thereof). As to restricted shares of our common stock, subject to the other provisions of the Amended Plan, the holder will generally have the rights and privileges of a stockholder as to such restricted shares of common stock, including, without limitation, the right to vote such restricted shares of common stock. Participants have no rights or privileges as a stockholder with respect to restricted stock units. Restricted shares of our common stock and restricted stock units will become vested in such manner and on such date(s) or event(s) as determined by the Committee, including, without limitation, satisfaction of Performance Conditions (as described below), provided that the Committee may, in its sole discretion, accelerate the vesting of any restricted shares of our common stock or restricted stock units at any time for any reason. Unless otherwise provided by the Committee, whether in an award agreement or otherwise, in the event of a participant’s termination for any reason prior to vesting of any restricted shares or restricted stock units, as applicable (i) all vesting with respect to the participant’s restricted shares or restricted stock units, as applicable, will cease and (ii) unvested restricted shares and unvested restricted stock units will be forfeited for no consideration on the date of termination.
Other Equity-Based Awards
The Committee may grant other equity-based awards under the Amended Plan, with terms and conditions determined by the Committee that are not inconsistent with the Amended Plan, including, without limitation, satisfaction of Performance Conditions (as described below).
Performance Conditions
The Committee may grant awards under the Amended Plan that vest and/or become exercisable upon an event or events determined by the Committee, including, without limitation, attainment of specified performance conditions of the Company and/or one or more members of the Company Group (as defined in the Amended Plan), divisions or operational and/or business units, product lines, brands, business segments, administrative departments, or any combination of the foregoing. These performance conditions include, but are not limited to, the following criteria: net earnings, net income (before or after taxes), or consolidated net income; basic or diluted earnings per share (before or after taxes); net revenue or net revenue growth; gross revenue or gross revenue growth, gross profit or gross profit growth; net operating profit (before or after taxes); return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales); cash flow measures (including, but not limited to, operating cash flow, free cash flow, or cash flow return on capital), which may be but are not required to be measured on a per share basis; actual or adjusted earnings before or after interest, taxes, depreciation, and/or amortization (including EBIT and EBITDA); gross or net operating margins; productivity ratios; share price (including, but not limited to, growth measures and total stockholder return); expense targets or cost reduction goals, general and administrative expense savings; operating efficiency; objective measures of customer/client satisfaction; working capital targets; measures of economic value added or other ‘value creation’ metrics; enterprise value; sales; stockholder return; customer/client retention; competitive market metrics; employee retention; objective measures of

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personal targets, goals, or completion of projects (including, but not limited to, succession and hiring projects, completion of specific acquisitions, dispositions, reorganizations, or other corporate transactions or capital-raising transactions, expansions of specific business operations, and Annual Meeting divisional or project budgets); comparisons of continuing operations to other operations; market share; cost of capital, debt leverage, year-end cash position or book value; strategic objectives; gross or net authorizations; backlog; or any combination of the foregoing. Any one or more of the aforementioned performance criteria may be stated as a percentage of another performance criteria, or used on an absolute or relative basis to measure the performance of one or more members of the Company Group as a whole or any divisions or operational and/or business units, product lines, brands, business segments, or administrative departments of the Company and/or one or more members of the Company Group or any combination thereof, as the Committee may deem appropriate, or any of the above performance criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices.
Effect of Certain Events on the Amended Plan and Awards
Other than with respect to cash-based awards, in the event of (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of common stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of common stock or other securities, issuance of warrants or other rights to acquire shares of common stock or other securities, or other similar corporate transaction or event that affects the shares of common stock (including a change in control, as defined in the Amended Plan), or (ii) unusual or nonrecurring events affecting the Company, including changes in applicable rules, rulings, regulations or other requirements, that the Committee determines, in its sole discretion, could result in substantial dilution or enlargement of the rights intended to be granted to, or available for, participants (any event in (i) or (ii), an “Adjustment Event”), the Committee will, in respect of any such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of: (A) the Plan Share Reserve, or any other limit applicable under the Amended Plan with respect to the number of awards which may be granted thereunder, (B) the number of shares of common stock or other securities of the Company (or number and kind of other securities or other property) which may be issued in respect of awards or with respect to which awards may be granted under the Amended Plan or any sub-plan and (C) the terms of any outstanding award, including, without limitation, (x) the number of shares of common stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding awards or to which outstanding awards relate, (y) the exercise price or strike price with respect to any award, or (z) any applicable performance measures; it being understood that, in the case of any “equity restructuring,” the Committee will make an equitable or proportionate adjustment to outstanding awards to reflect such equity restructuring.
In connection with any change in control, the Committee may, in its sole discretion, provide for any one or more of the following: (i) a substitution or assumption of, acceleration of the vesting of, the exercisability of, or lapse of restrictions on, any one or more outstanding awards and (ii) cancellation of any one or more outstanding awards and payment to the holders of such awards that are vested as of such cancellation (including any awards that would vest as a result of the occurrence of such event but for such cancellation) the value of such awards, if any, as determined by the Committee (which value, if applicable, may be based upon the price per share of common stock received or to be received by other holders of our common stock in such event), including, in the case of options and stock appreciation rights, a cash payment equal to the excess, if any, of the fair market value of the shares of common stock subject to the option or stock appreciation right over the aggregate exercise price or base price thereof.
Amendment and Termination
Our Board of Directors may amend, alter, suspend, discontinue, or terminate the Amended Plan or any portion thereof at any time; but no such amendment, alteration, suspension, discontinuance or termination may be made without stockholder approval if (i) such approval is necessary to comply with any regulatory requirement applicable to the Amended Plan or for changes in U.S. GAAP to new accounting standards; (ii) it would materially increase the number of securities which may be issued under the Amended Plan (except

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for adjustments in connection with certain corporate events); or (iii) it would materially modify the requirements for participation in the Amended Plan; and any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any award will not to that extent be effective without such individual’s consent.
The Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award granted or the associated award agreement, prospectively or retroactively (including after a participant’s termination). However, except as otherwise permitted in the Amended Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant with respect to such award will not to that extent be effective without such individual’s consent. In addition, without stockholder approval, except as otherwise permitted in the Amended Plan, (i) no amendment or modification may reduce the exercise price of any option or the strike price of any stock appreciation right; (ii) the Committee may not cancel any outstanding option or stock appreciation right and replace it with a new option or stock appreciation right (with a lower exercise price or strike price, as the case may be) or other award or cash payment that is greater than the value of the cancelled option or stock appreciation right; and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which our securities are listed or quoted.
Dividends and Dividend Equivalents
The Committee in its sole discretion may provide that an award under the Amended Plan includes dividends or dividend equivalents, on such terms and conditions as may be determined by the Committee in its sole discretion. Unless otherwise provided in the award agreement, any dividend payable in respect of any share of restricted stock that remains subject to vesting conditions at the time of payment of such dividend will be retained by the Company and remain subject to the same vesting conditions as the share of restricted stock to which the dividend relates. To the extent provided in an award agreement, the holder of outstanding restricted stock units will be entitled to be credited with dividend equivalents either in cash, or in the sole discretion of the Committee, in shares of common stock, restricted stock or other equity awards having a fair market value equal to the amount of the dividends (and interest may be credited, at the discretion of the Committee, on the amount of cash dividend equivalents, at a rate and subject to terms determined by the Committee), which accumulated dividend equivalents (and any interest) will be payable at the same time as the underlying restricted stock units are settled following the lapse of restrictions (and with any accumulated dividend equivalents forfeited if the underlying restricted stock units are forfeited).
Non-Transferability of Awards
Each award under the Amended Plan will not be transferable or assignable by a participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against us or any of our subsidiaries. However, the Committee may, in its sole discretion, permit awards (other than incentive stock options) to be transferred to a participant’s family members.
Clawback/Repayment
All awards are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by our Board of Directors of directors or the Committee and as in effect from time to time and (ii) applicable law. To the extent that a participant receives any amount in excess of the amount that the participant should otherwise have received under the terms of the award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the participant will be required to repay any such excess amount to the Company. If a participant engages in any detrimental activity (as described below), as determined by the Committee, the Committee may, in its sole discretion, provide for one or more of the following: (i) cancellation of any or all of a participant’s outstanding awards (or shares of common stock received upon exercise, vesting or settlement of any such award) or (ii) forfeiture by

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the participant of any gain realized in respect of awards (including as a result of the sale of shares of common stock received upon exercise, vesting or settlement of any such awards), and repayment of any such gain promptly to the Company. For purposes of the Amended Plan and awards thereunder, “detrimental activity” means: any unauthorized disclosure of confidential or proprietary information of the Company or its subsidiaries; any activity that would be grounds to terminate the participant’s employment or service for cause; the participant’s breach of any restrictive covenant (including, but not limited, to any non-competition or non-solicitation covenants); or fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its discretion.
United States Federal Income Tax Consequences
The following is a general summary of certain material U.S. federal income tax consequences of the grant, vesting, settlement and exercise of certain awards under the Amended Plan and the disposition of shares acquired pursuant to the exercise of such awards. This summary is intended to reflect the current provisions of the Code and is neither intended to be a complete statement of applicable law, nor does it address foreign, state, local or payroll tax considerations. This summary assumes that all awards granted under the Amended Plan are exempt from, or comply with, the rules under Section 409A of the Code related to non-qualified deferred compensation. Moreover, the U.S. federal income tax consequences to any particular holder may differ from those described herein by reason of, among other things, the particular circumstances of such holder.
Incentive Stock Options. An option granted as an “incentive stock option” under Section 422 of the Code may qualify for special tax treatment. The Code requires that, for treatment of an option as an incentive stock option (an “ISO”), common stock acquired through the exercise date of the option cannot be disposed of before the later of (i) two years from the date of grant of the option or (ii) one year from the date of exercise. Holders of incentive stock units will generally incur no federal income tax liability at the time of grant or upon exercise of such options. However, the option “spread value” at the time of exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as applicable. Assuming both holding periods are satisfied, we will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of an ISO. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an ISO disposes of those shares, with certain exceptions, the holder will generally realize ordinary income at the time of such disposition equal to the difference between the exercise price and the fair market value of a share on the date of exercise, and that amount will generally be deductible by us for federal income tax purposes, but such deduction may be limited under Section 280G of the Code for compensation paid to certain executives designated in that Section. Any additional gain or loss recognized upon a subsequent sale or exchange of the shares is treated as capital gain or loss, as applicable, for which we are not entitled to a deduction. Finally, if an otherwise qualified ISO first becomes exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the ISO in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.
Non-qualified Stock Options. In general, in the case of a non-qualified stock option, the holder has no federal income tax liability at the time of grant but realizes ordinary income upon exercise of the option in an amount equal to the excess, if any, of the fair market value of the shares acquired upon exercise over the exercise price. We will be able to deduct this same amount for federal income tax purposes, but such deduction may be limited under Section 280G of the Code for compensation paid to certain executives designated in that section. Any gain or loss recognized upon a subsequent sale or exchange of the shares is treated as capital gain or loss, as applicable, for which we are not entitled to a deduction.
Restricted Stock. A holder will not have any federal income tax liability upon the grant of an award of restricted stock unless the holder otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the holder will have ordinary income equal to the difference between the fair market value of the shares on that date over the amount the holder paid for such shares, if any. Any future

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appreciation in the common stock will be taxable to the holder at capital gains rates. However, if the restricted stock award is later forfeited, the holder will not be able to recover the tax previously paid pursuant to such holder’s Section 83(b) election. We will be able to deduct, at the same time as it is recognized by the holder, the amount of ordinary income to the holder for federal income tax purposes, but such deduction may be limited under Section 280G of the Code for compensation paid to certain executives designated in that section. Special rules apply to the receipt and disposition of restricted stock received by officers and directors who are subject to Section 16(b) of the Exchange Act.
Restricted Stock Units. A holder will not have any federal income tax liability at the time a restricted stock unit is granted. Rather, upon the delivery of shares (or cash) pursuant to a restricted stock unit award, the holder will have ordinary income equal to the fair market value of the number of shares (or the amount of cash) the holder actually receives with respect to the award. We will be able to deduct the amount of ordinary income to the holder for federal income tax purposes, but the deduction may be limited under Section 280G of the Code for compensation paid to certain executives designated in that section. Any gain or loss recognized upon a subsequent sale or exchange of the shares (if the restricted stock unit is settled in shares) is treated as capital gain or loss for which we are not entitled to a deduction.
Other Equity-Based Awards. A holder will have ordinary income equal to the difference between the fair market value of the shares on the date the common stock subject to such other equity-based award is transferred to the holder over the amount the holder paid for such shares, if any. We will be able to deduct, at the same time as it is recognized by the holder, the amount of ordinary income to the holder for federal income tax purposes, but such deduction may be limited under Section 280G of the Code for compensation paid to certain executives designated in that section. Any gain or loss recognized upon a subsequent sale or exchange of the stock is treated as capital gain or loss for which we are not entitled to a deduction.
Required Vote
The Amended Plan will be approved if it receives the affirmative vote of a majority of the voting power of the shares of stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Unless marked to the contrary, proxies received will be voted “FOR” the approval of the Amended Plan.
Awards Previously Granted Under the 2023 Plan
The following table sets forth the equity awards issued under the 2023 Plan that have been received as of April 22, 2024 by the following persons or groups: (i) our chief executive officer; (ii) each of our other Named Executive Officers; (iii) our current executive officers as a group; (iv) our current non-executive officer directors as a group; (v) each nominee for election as a director; and (vi) all employees, including all current officers who are not executive officers, as a group. There have been no equity awards granted to (i) any associate of any current director who is not a Named Executive Officer or nominee or (ii) any associate of any executive officer. In addition, except as may be set forth below, no person has received equity awards under the 2023 Plan which in the aggregate accounted for five percent or more of the total number of equity awards received under the 2023 Plan.

Name and Principal Position	Stock Options (#)	Restricted Stock Units (#)

Brett Schulman President and Chief Executive Officer	647,123	332,386
Tricia Tolivar Chief Financial Officer	90,482	46,022
Jennifer Somers Chief Operations Officer	50,268	25,568
All executive officers as a group	828,087	424,430
All non-executive directors as a group	—	40,000
All employees, other than executive officers as a group	270,364	505,068

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Equity Compensation Plan Information
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2023, each of which was approved by our stockholders. These plans include the 2015 Equity Incentive Plan, the 2023 Equity Incentive Plan and the 2023 Employee Stock Purchase Plan.

Plan Category	Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options(3) ($)	Securities Remaining Available for Future Issuance Under Equity Compensation Plans(4) (#)

Equity Compensation Plans Approved by Stockholders
2023 Equity Incentive Plan(1)	2,077,378	22.00	7,321,622
2015 Equity Incentive Plan(2)	3,653,502	5.61	—
2023 Employee Stock Purchase Plan	—	—	1,725,310
Total	5,730,880	11.45	9,046,932
1.Consists of options to purchase 1,096,125 shares of common stock and 981,253 shares of our common stock subject to RSUs.
2.Consists of options to purchase 1,981,862 shares of common stock and 1,671,640 shares of our common stock subject to RSUs. Upon adoption of the 2023 Equity Incentive Plan the Board of Directors passed a resolution that no future awards would be granted from the 2015 Equity Incentive Plan.
3.Excludes RSUs because they have no exercise price.
4.The number of shares reserved for issuance under the 2023 Equity Incentive Plan will automatically increase on the first day of each fiscal year beginning with fiscal 2024 by a number of shares equal to the lesser of (i) the positive difference between 1% of the then-outstanding shares of our common stock on the last day of the preceding fiscal year minus the plan reserve of the last day of the immediately preceding fiscal year and (ii) a lesser number of shares determined by our Board of Directors. The number of shares of the Company’s common stock reserved for issuance under the 2023 Employee Stock Purchase Plan will automatically increase on the first day of each fiscal year ending on December 29, 2032 by the lesser of (i) 1% of the outstanding common stock of the Company on the last day of the immediately preceding fiscal year and (ii) a lower number of shares of our common stock as determined by the Board of Directors. If stockholders approve Proposal No. 2, the number of shares reserved for issuance under the 2023 Equity Incentive Plan will automatically increase on the first day of each fiscal year beginning with fiscal 2025 by a number of shares equal to the lesser of (i) 1% of the then-outstanding shares of our common stock on the last day of the preceding fiscal year and (ii) a lesser number of shares determined by our Board of Directors.

VOTE The Board of Directors recommends a vote "FOR" the approval of the CAVA Group, Inc. 2023 Amended and Restated Equity Incentive Plan.

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Proposal No. 3
Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee of our Board of Directors has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 29, 2024.
We are asking our stockholders to ratify the selection of Deloitte as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, we are submitting the election of Deloitte to our stockholders for ratification as a matter of good corporate practice and because we value our stockholders' views on our independent registered public accounting firm. In the event that our stockholders do not ratify the selection, the Audit Committee will investigate the reason for the rejection and reconsider the appointment. Even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of CAVA and our stockholders.
Representatives of Deloitte are expected to be present at the Annual Meeting, and they will have the opportunity to make a statement if they so desire and to respond to appropriate questions.
Independent Auditor Fees and Services
The following table presents fees (in thousands) for professional audit services and other services provided to CAVA by Deloitte for the fiscal years ended December 31, 2023 and December 25, 2022.

	Fiscal Year Ended
	December 31, 2023 ($)	December 25, 2022 ($)

Audit Fees(1)	1,350	1,176
Audit-Related Fees(2)	—	—
Tax Fees(2)	—	—
All Other Fees(3)	2	2
Total Fees	1,352	1,178
1."Audit Fees" consist of fees in connection with the audit of our annual consolidated financial statements, including the audited financial statements as well as other financial statements presented in our registration statement on Form S-1 filed with the SEC in connection with our initial public offering, audited financial statements presented in our Annual Report on Form 10-K, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.
2.Deloitte did not render any audit related or tax fees in fiscal 2023 or fiscal 2022.
3."All Other Fees" consist of subscription fees for use of the Deloitte research tool.

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The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Deloitte’s independence and concluded that it was.
Pre-Approval Policies and Procedures
Pursuant to the Audit Committee Charter and the requirements of law, the Audit Committee pre-approves all audit and permitted non-audit services that may be provided by our independent registered public accounting firm. This pre-approval applies to audit services, audit-related services, tax services, and other services. In some cases, the full Audit Committee provides pre-approval for specific services, subject to a specific dollar threshold. In other cases, the chair of the Audit Committee has the delegated authority from the Audit Committee to pre-approve services up to a specific dollar threshold, and the chair then reports such pre-approvals to the full Audit Committee at its next meeting. For the fiscal year ended December 31, 2023, all fees paid to Deloitte have been approved by the Audit Committee.

VOTE
The Board of Directors recommends a vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2024.

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Audit Committee Report
The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with our management and Deloitte & Touche LLP, our independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of the financial statements, accounting and financial reporting principles and internal control over financial reporting. Deloitte & Touche LLP is responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) for expressing an opinion on the conformity of the financial statements with accounting principles generally accepted in the United States.
The audit committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable standards of the PCAOB and the Securities and Exchange Commission and has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence. The audit committee has also discussed with Deloitte & Touche LLP their independence.
Based on its reviews and discussions referred to above, the audit committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.
AUDIT COMMITTEE
Todd Klein (Chair)
David Bosserman
Karen Kochevar

Cava Group, Inc.	44	2024 Proxy Statement

Availability of Annual Report on Form 10-K
Stockholders can access our 2023 Annual Report, which includes our Form 10-K, and other financial information, on our website at https://investor.cava.com/financials/sec-filings/default.aspx under the caption "Financials." Alternatively, stockholders can request a paper copy of the Annual Report without charge by writing to: CAVA Group, Inc., 14 Ridge Square NW, Suite 500, Washington, D.C. 20016, Attention: Corporate Secretary. Websites throughout this Proxy Statement are provided for reference only. Websites referred to herein are not incorporated by reference into this Proxy Statement.

Cava Group, Inc.	45	2024 Proxy Statement

Questions and Answers
Why am I receiving these materials?
The Board of Directors of CAVA Group, Inc. is soliciting proxies for the Company’s 2024 Annual Meeting of Stockholders (the "Annual Meeting") to be held on June 20, 2024 at 10:00 a.m. Eastern Time via a live audio webcast at www.virtualshareholdermeeting.com/CAVA2024, or at any adjournment or postponement of the Annual Meeting. Accordingly, we are making these proxy materials available to you on the Internet or, upon your request, by delivering printed versions of these materials to you by mail, in connection with the solicitation of proxies for the Annual Meeting .
I want to attend the 2024 Annual Meeting. What procedures must I follow?
The Annual Meeting will be conducted virtually. All stockholders of record will be able to attend the Annual Meeting via webcast by entering the sixteen-digit control number included on the Notice of Internet Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials at www.virtualshareholdermeeting.com/CAVA2024.
No recording of the Annual Meeting is allowed, including audio and video recording.
Can I participate in the Annual Meeting?
To participate in the meeting, you must have your sixteen-digit control number that is shown on your Notice of Internet Availability of Proxy Materials (the "Notice") or on your proxy card if you elected to receive proxy materials by mail. You may access the Annual Meeting by visiting www.virtualshareholdermeeting.com/CAVA2024. You will be able to submit one question per stockholder during the meeting in accordance with the meeting’s rules of conduct by typing in your question into the “ask a question” box on the meeting page. We will read and respond to appropriate questions during the meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting website login page.
Will I be able to participate in the online Annual Meeting on the same basis I would be able to participate in a live annual meeting?
The Annual Meeting will be held in a virtual-only meeting format and will be conducted via live audio webcast. The online meeting format for the Annual Meeting will facilitate full and equal participation by all our stockholders from any place in the world at little to no cost. We designed the format of the online Annual Meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We plan to take the following steps to provide for such an experience:
•providing stockholders with the ability to submit appropriate questions in advance of the meeting; and
•providing stockholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per stockholder in accordance with the meeting’s rules of conduct unless time otherwise permits.
Why is the Annual Meeting being webcast online?
The Annual Meeting is being held via an audio webcast to reach the broadest number of stockholders possible while reflecting the technology-enabled nature of our Company and reducing environmental impacts and costs associated with planning, holding and arranging logistics for in-person meeting proceedings. The Annual Meeting will provide the same rights and advantages of a physical meeting. Stockholders will be able to present questions online in advance of and during the meeting, providing our stockholders with the opportunity for meaningful engagement with the Company.

Cava Group, Inc.	46	2024 Proxy Statement

Are there rules of conduct for the Annual Meeting?
Yes, the rules of conduct for the Annual Meeting will be available on the Annual Meeting Website on the date of the Annual Meeting. The rules of conduct will provide information on regarding the rules and procedures for participating in the Annual Meeting.
What is included in the proxy materials?
These materials include the Notice of Annual Meeting of Stockholders, this Proxy Statement for the Annual Meeting and our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2023. We are first distributing or making these materials available to you, as the case may be, on or about April 29, 2024.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with rules adopted by the SEC, we are permitted to furnish proxy materials, including this Proxy Statement and our 2023 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. If you received a Notice by mail, you will not receive a printed copy of the proxy materials. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to our stockholders, will instruct you as to how you may access and review the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet or by telephone. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Stockholders may request to receive future proxy materials in printed form by following the instructions contained in the Notice. We encourage stockholders to take advantage of the proxy materials on the Internet to reduce the costs and environmental impact of our Annual Meeting. If you vote by Internet or telephone, please do not also mail your proxy card.
What is the purpose of the Annual Meeting?
For stockholders to vote on the following proposals:
1.To elect Philippe Amouyal, David Bosserman, and Lauri Shanahan as Class I directors to serve for three-year terms;
2.To approve an amendment and restatement of our 2023 Equity Incentive Plan; and
3.To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2024.
How does the Board of Directors recommend I vote on these proposals?
The Board of Directors recommends that you vote:
•"FOR" the election of Philippe Amouyal, David Bosserman, and Lauri Shanahan as Class I directors;
•“FOR” the approval of an amendment and restatement of our 2023 Equity Incentive Plan; and
•"FOR" the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2024.
Who is entitled to vote at the Annual Meeting?
Holders of our common stock as of the close of business on April 22, 2024, the record date, may vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. As of the record date, there were 114,009,665 shares of our common stock outstanding. You are entitled to one vote for each share of common stock you hold as a stockholder of record or as a beneficial owner for each matter presented for vote at the Annual Meeting.

Cava Group, Inc.	47	2024 Proxy Statement

What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name with our transfer agent, Broadridge Financial Solutions, LLC, you are considered the stockholder of record with respect to those shares, and these proxy materials were sent directly to you by us. As a stockholder of record, you may vote your shares virtually at the Annual Meeting or by proxy as described below.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in street name and these proxy materials were forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares by following their instructions for voting.
How can I vote my shares?
As a stockholder of record, you may vote over the Internet during the Annual Meeting or by proxy. We recommend that you submit a proxy even if you plan to participate in the Annual Meeting. This will ensure that your vote will be counted if you are unable to, or later decide not to, participate in the Annual Meeting. You can revoke your proxy and change your vote during the Annual Meeting in one of the ways described under “Can I change my vote or revoke my proxy?” below.
If you do not wish to vote during the Annual Meeting, you may vote as follows:
•Via the Internet. You may vote by proxy via the Internet at www.proxyvote.com.
•By Telephone. You may vote by proxy by calling 1-800-690-6903 (toll-free within the United States, U.S. territories and Canada).
•By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided, if you received a paper copy of the proxy materials.
Internet and telephone voting will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on Wednesday, June 19, 2024.
If you are a beneficial owner of shares held in street name, you should have received from your bank, broker or other nominee instructions on how to vote or instruct the broker to vote your shares, which are generally contained in a "voting instruction form" sent by the broker, bank or other nominee. Please follow their instructions carefully.
Shares held in your name as the stockholder of record, or beneficially in street name, may be voted by you, while the polls remain open, at www.virtualshareholdermeeting.com/CAVA2024 during the meeting. You will need your control number found in the Notice, or, if you received a printed copy of the proxy materials, on your proxy card or the instructions that accompanied your proxy materials in order to be able to vote and enter the meeting.
If you received more than one Notice or proxy card, then you hold shares of CAVA common stock in more than one account. You should vote via the Internet, by telephone, by mail, or in person for all shares held in each of your accounts.
If I submit a proxy, how will it be voted?
Stockholders of Record
If you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors, or if you sign and return a paper proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Cava Group, Inc.	48	2024 Proxy Statement

Beneficial Owners of Shares Held in Street Name
If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under exchange rules, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. We encourage you to provide voting instructions to the organization that holds your shares. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform our Inspector of Election that it does not have the authority to vote on such matter with respect to your shares. This is generally referred to as a “broker non-vote.” Under current exchange rules, Proposal 1 (Election of Directors) and Proposal 2 (Approval of an Amendment and Restatement of our 2023 Equity Incentive Plan) are considered non-routine matters.
Can I change my vote or revoke my proxy?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy before it is exercised by:
•Written notice to our Corporate Secretary;
•Timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or
•Voting virtually at the Annual Meeting.
If you are a beneficial owner of shares held in street name, you should follow the instructions of your bank, broker, or other nominee to change or revoke your voting instructions.
What is a broker non-vote?
A broker non-vote occurs when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion. Under current NYSE interpretations that govern broker non-votes, Proposal Nos. 1 and 2 are considered non-discretionary matters, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposals. Proposal No. 3 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal.
What constitutes a quorum at the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority in voting power of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting must be present or represented by proxy to conduct business at the Annual Meeting. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or Internet, or if you attend the Annual Meeting.
Abstentions and withhold votes are counted as "shares present" at the Annual Meeting for purposes of determining whether a quorum exists. Proxies submitted by banks, brokers or other holders of record holding shares for you as a beneficial owner that do not indicate a vote for some of or all the proposals because that holder does not have voting authority and has not received voting instructions from you (so-called "broker non-votes") are also considered "shares present" for purposes of determining whether a quorum exists. If you are a beneficial owner, these holders are permitted to vote your shares on the ratification of the appointment of our independent registered public accounting firm, even if they do not receive voting instructions from you.

Cava Group, Inc.	49	2024 Proxy Statement

What is the voting requirement to approve each of the proposals?
Provided that there is a quorum, the voting requirements are as follows:

Proposal	Vote Required	Voting Options	Broker Discretionary Voting Allowed?	Impact of Abstain Votes

Election of directors	Plurality of votes cast	FOR WITHHOLD(1)	No(2)	N/A
Approval of an amendment and restatement of our 2023 Equity Incentive Plan	A majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the matter	FOR AGAINST ABSTAIN	No(2)	AGAINST
Ratification of appointment of independent registered public accounting firm	A majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the matter	FOR AGAINST ABSTAIN	Yes(3)	AGAINST
1.Votes that are “WITHHELD” will not count as a vote “FOR” or “AGAINST” a director because directors are elected by plurality voting.
2.Broker non-votes will have no effect on the outcome of Proposal Nos. 1 or 2.
3.As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal and there will be no “broker non-votes” on this proposal.
Who pays for the cost of this proxy solicitation?
We will pay all the costs of preparing, mailing and soliciting the proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated.
Who will count the vote?
Representatives of Broadridge Financial Solutions, LLC or their affiliates will tabulate the votes. An attorney from the law firm McNees Wallace & Nurick LLC will act as the Inspector of Election and certify the votes.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We also will disclose the final voting results on a Current Report on Form 8-K that we will file with the Securities and Exchange Commission within four business days after the Annual Meeting.

Cava Group, Inc.	50	2024 Proxy Statement

Other Business
Our Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the proxy card will have discretion to vote the shares represented by proxy in accordance with their own judgment on such matters.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. We urge you to vote by telephone, by Internet, or by executing and returning the proxy card at your earliest convenience.

Cava Group, Inc.	51	2024 Proxy Statement

Procedures for Submitting Stockholder Proposals
For a proposal to be eligible to be included in our Proxy Statement for the 2025 Annual Meeting of Stockholders, the proposal must be received by our Corporate Secretary on or before December 30, 2024. The proposal should be mailed by certified mail return receipt requested to: CAVA Group, Inc., 14 Ridge Square NW, Suite 500, Washington, D.C. 20016, Attention: Corporate Secretary. All stockholder proposals requested to be included in the Company’s Proxy Statement and proxy card must also comply with the requirements set forth in the federal securities laws, including Rule 14a-8, in order to be included in the Company’s Proxy Statement and proxy card for the 2025 Annual Meeting.
In addition, the Company’s Bylaws establish an advance notice procedure with regard to certain matters, including nominations of persons for election as directors and stockholder proposals included in the Company’s Proxy Statement, to be brought before an annual meeting of stockholders. In general, notice must be received by the Corporate Secretary of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding annual meeting; provided, however, that in the event that (x) the date of the annual meeting is advanced by more than 30 days or delayed by more than 70 days from such anniversary date of the preceding year’s annual meeting or (y) no annual meeting was held during the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made. To be in proper form, such notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters, as described in the Bylaws. Therefore, to be presented at the 2025 Annual Meeting, such a proposal must be received by the Company on or after February 20, 2025 but no later than March 22, 2025.

Cava Group, Inc.	52	2024 Proxy Statement

Householding of Proxy Materials
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting the Office of the Corporate Secretary, 14 Ridge Square NW, Suite 500, Washington, D.C. 20016 or telephoning 202-400-2920.

Cava Group, Inc.	53	2024 Proxy Statement

Appendix 1
Cava Group, Inc. Amended and Restated 2023 Equity Incentive Plan
1.    Purpose. The purpose of the Amended and Restated CAVA Group, Inc. 2023 Equity Incentive Plan is to provide a means through which the Company and the other members of the Company Group may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors of the Company and the other members of the Company Group can acquire and maintain an equity interest in the Company, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company Group and aligning their interests with those of the Company’s stockholders.
2.    Definitions. The following definitions shall be applicable throughout the Plan.
(a)    “Adjustment Event” has the meaning given to such term in Section 10(a) of the Plan.
(b)    “Affiliate” means any Person that directly or indirectly controls, is controlled by or is under common control with the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.
(c)    “Applicable Law” means each applicable law, rule, regulation and requirement, including, but not limited to, each applicable U.S. federal, state or local law, any rule or regulation of the applicable securities exchange or inter-dealer quotation system on which the securities of the Company may be listed or quoted and each applicable law, rule or regulation of any other country or jurisdiction where Awards are granted under the Plan or Participants reside or provide services, as each such law, rule and regulation shall be in effect from time to time.
(d)    “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit and Other Equity-Based Award granted under the Plan.
(e)    “Award Agreement” means the document or documents by which each Award is evidenced, which may be in written or electronic form.
(f)    “Board” means the Board of Directors of the Company.
(g)    “Cause” means, as to any Participant, unless the applicable Award Agreement states otherwise, (i) “Cause,” as defined in any employment, severance, consulting or other similar agreement between the Participant and the Service Recipient in effect at the time of such Termination; or (ii) in the absence of any such employment, severance, consulting or other similar agreement (or the absence of any definition of “Cause” contained therein), the Participant’s (A) willful neglect in the performance of the Participant’s duties for the Service Recipient or willful or repeated failure or refusal to perform such duties; (B) engagement in conduct in connection with the Participant’s employment or service with the Service Recipient, which results in, or could reasonably be expected to result in, material harm to the business or reputation of the Service Recipient or any other member of the Company Group; (C) conviction of, or plea of guilty or no contest to, (I) any felony (or similar crime in any non-U.S. jurisdiction for Participant’s outside the United States) or (II) any other crime that results in, or could reasonably be expected to result in, material harm to the business or reputation of the Service Recipient or any other member of the Company Group; (D) material violation of the written policies of the Service Recipient, including, but not limited to, those relating to sexual harassment, or those set forth in the manuals or statements of policy of the Service Recipient; (E) fraud, misappropriation or embezzlement related to the misuse of funds or property belonging to

Cava Group, Inc.	A-1	2024 Proxy Statement

the Service Recipient or any other member of the Company Group; (F) act of personal dishonesty that involves personal profit in connection with the Participant’s employment or service to the Service Recipient; or (G) engagement in any Detrimental Activity; provided, in any case, that a Participant’s resignation after an event that would be grounds for a Termination for Cause will be treated as a Termination for Cause hereunder.
(h)    “Change in Control” means:
(i)    the acquisition (whether by purchase, merger, consolidation, combination or other similar transaction) by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% (on a fully diluted basis) of either (A) the Outstanding Common Stock; or (B) the Outstanding Company Voting Securities; provided, however, that for purposes of the Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate; (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate; or (III) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of Persons including the Participant (or any entity controlled by the Participant or any group of Persons including the Participant);
(ii)    during any period of 12 months, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the members of the Board, provided that any person becoming a director subsequent to the Effective Date, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;
(iii)    the consummation of a reorganization, recapitalization, merger, consolidation, or similar corporate transaction involving the Company that requires the approval of the Company’s stockholders (a “Business Combination”), unless immediately following such Business Combination: more than 50% of the total voting power of (A) the entity resulting from such Business Combination (the “Surviving Company”), or (B) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the board of directors (or the analogous governing body) of the Surviving Company, is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination); or
(iv)    the sale, transfer or other disposition of all or substantially all of the assets of the Company Group (taken as a whole) to any Person that is not an Affiliate of the Company.
(i)    “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.
(j)    “Committee” means the Compensation Committee of the Board or any properly delegated subcommittee thereof or, if no such Compensation Committee or subcommittee thereof exists, the Board.
(k)    “Common Stock” means the common stock of the Company, par value $0.0001 per share (and any stock or other securities into which such Common Stock may be converted or into which it may be exchanged).

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(l)    “Company” means CAVA Group, Inc., a Delaware corporation, and any successor thereto.
(m)    “Company Group” means, collectively, the Company and its Subsidiaries.
(n)    “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.
(o)    “Designated Foreign Subsidiaries” means all members of the Company Group that are organized under the laws of any jurisdiction other than the United States of America.
(p)    “Detrimental Activity” means any of the following: (i) unauthorized disclosure or use of any confidential or proprietary information of any member of the Company Group; (ii) any activity that would be grounds to terminate the Participant’s employment or service with the Service Recipient for Cause; (iii) a breach by the Participant of any restrictive covenant by which such Participant is bound, including, without limitation, any covenant not to compete or not to solicit, in any agreement with any member of the Company Group; or (iv) the Participant’s fraud or conduct contributing to any financial restatements or irregularities, in each case, as determined by the Committee in its sole discretion.
(q)    “Disability” means, as to any Participant, unless the applicable Award Agreement states otherwise, (i) “Disability,” as defined in any employment, severance, consulting or other similar agreement between the Participant and the Service Recipient in effect at the time of Termination; or (ii) in the absence of any such employment, severance, consulting or other similar agreement (or the absence of any definition of “Disability” contained therein), a condition entitling the Participant to receive benefits under a long-term disability plan of the Service Recipient or other member of the Company Group in which such Participant is eligible to participate, or, in the absence of such a plan, the complete and permanent inability of the Participant by reason of illness or accident to perform the duties of the position at which the Participant was employed or served when such disability commenced. Any determination of whether Disability exists in the absence of a long-term disability plan shall be made by the Company (or its designee) in its sole and absolute discretion.
(r)    “Effective Date” means June 20, 2024.
(s)    “Eligible Person” means: any (i) individual employed by any member of the Company Group; provided, however, that no such U.S. employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of any member of the Company Group; or (iii) consultant or advisor to any member of the Company Group who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act (or, for consultants or advisors outside of the U.S. can be offered securities consistent with Applicable Law).
(t)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.
(u)    “Exercise Price” has the meaning given to such term in Section 7(b) of the Plan.
(v)    “Fair Market Value” means, as of any date, the fair market value of a share of Common Stock, as reasonably determined by the Company and consistently applied for purposes of the Plan, which may include, without limitation, the closing sales price on the trading day immediately prior to or on such date, or a trailing average of previous closing prices prior to such date.
(w)    “GAAP” has the meaning given to such term in Section 7(d) of the Plan.

Cava Group, Inc.	A-3	2024 Proxy Statement

(x)    “Grant Date Fair Market Value” means, as of a Date of Grant, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last-sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last-sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock; provided, however, as to any Awards granted on or with a Date of Grant of the date of the pricing of the Company’s initial public offering, “Grant Date Fair Market Value” shall be equal to the per share price at which the Common Stock is offered to the public in connection with such initial public offering.
(y)    “Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.
(z)    “Indemnifiable Person” has the meaning given to such term in Section 4(e) of the Plan.
(aa)    “Non-Employee Director” means a member of the Board who is not an employee of any member of the Company Group.
(bb)    “Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.
(cc)    “Option” means an Award granted under Section 7 of the Plan.
(dd)    “Option Period” has the meaning given to such term in Section 7(c)(ii) of the Plan.
(ee)    “Other Equity-Based Award” means an Award that is not an Option, Restricted Stock or Restricted Stock Unit, that is granted under Section 9 of the Plan and is (i) payable by delivery of Common Stock and/or (ii) measured by reference to the value of Common Stock.
(ff)    “Outstanding Common Stock” means the then-outstanding shares of Common Stock, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, the exercise of any similar right to acquire such Common Stock, and the exercise or settlement of then-outstanding Awards (or similar awards under any prior incentive plans maintained by the Company).
(gg)    “Outstanding Company Voting Securities” means the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors.
(hh)    “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and granted an Award pursuant to the Plan.
(ii)    “Performance Conditions” means specific levels of performance of the Company (and/or one or more members of the Company Group, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, or any combination of the foregoing), which may be determined in accordance with GAAP or on a non-GAAP basis, including, without limitation, the following measures: (i) net earnings, net income (before or after taxes), or consolidated net income; (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales); (vii) cash flow measures (including, but not limited to, operating cash flow, free cash flow, or cash flow return on capital), which may be but are not required to be measured on a per

Cava Group, Inc.	A-4	2024 Proxy Statement

share basis; (viii) actual or adjusted earnings before or after interest, taxes, depreciation, and/or amortization (including EBIT and EBITDA); (ix) gross or net operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total stockholder return); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) operating efficiency; (xiv) objective measures of customer/client satisfaction; (xv) working capital targets; (xvi) measures of economic value added or other ‘value creation’ metrics; (xvii) enterprise value; (xviii) sales; (xix) stockholder return; (xx) customer/client retention; (xxi) competitive market metrics; (xxii) employee retention; (xxiii) objective measures of personal targets, goals, or completion of projects (including, but not limited to, succession and hiring projects, completion of specific acquisitions, dispositions, reorganizations, or other corporate transactions or capital-raising transactions, expansions of specific business operations, and meeting divisional or project budgets); (xxiv) comparisons of continuing operations to other operations; (xxv) market share; (xxvi) cost of capital, debt leverage, year-end cash position or book value; (xxvii) strategic objectives; (xxviii) gross or net authorizations; (xxix) backlog; or (xxx) any combination of the foregoing. Any one or more of the aforementioned performance criteria may be stated as a percentage of another performance criteria, or used on an absolute or relative basis to measure the performance of one or more members of the Company Group as a whole or any divisions or operational and/or business units, product lines, brands, business segments, or administrative departments of the Company and/or one or more members of the Company Group or any combination thereof, as the Committee may deem appropriate, or any of the above performance criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices.
(jj)    “Permitted Transferee” has the meaning given to such term in Section 12(b)(ii) of the Plan.
(kk)    “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).
(ll)    “Plan” means this CAVA Group, Inc. Amended and Restated 2023 Equity Incentive Plan, as it may be amended and/or restated from time to time.
(mm)    “Plan Share Reserve” has the meaning given to such term in Section 6(a) of the Plan.
(nn)    “Qualifying Director” means a Person who is, with respect to actions intended to obtain an exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.
(oo)    “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions, including vesting conditions.
(pp)    “Restricted Stock” means Common Stock, subject to certain specified restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 8 of the Plan.
(qq)    “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 8 of the Plan.
(rr)    “SAR Base Price” means, as to any Stock Appreciation Right, the price per share of Common Stock designated as the base value above which appreciation in value is measured.
(ss)    “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

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(tt)    “Service Recipient” means, with respect to a Participant holding a given Award, the member of the Company Group by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.
(uu)    “Stock Appreciation Right” or “SAR” means an Other Equity-Based Award designated in an applicable Award Agreement as a stock appreciation right.
(vv)    “Sub-Plans” means any sub-plan to the Plan that has been adopted by the Board or the Committee for the purpose of permitting or facilitating the offering of Awards to employees of certain Designated Foreign Subsidiaries or otherwise outside the jurisdiction of the United States of America, with each such Sub-Plan designed to comply with Applicable Law in such foreign jurisdictions. Although any Sub-Plan may be designated a separate and independent plan from the Plan in order to comply with Applicable Law, the Plan Share Reserve and the other limits specified in Section 6(a) of the Plan shall apply in the aggregate to the Plan and any Sub-Plan adopted hereunder.
(ww)    “Subsidiary” means, with respect to any specified Person:
(i)    any corporation, association or other business entity of which more than 50% of the total voting power of shares of such entity’s voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(ii)    any partnership (or any comparable foreign entity) (A) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
(xx)    “Substitute Awards” has the meaning given to such term in Section 6(e) of the Plan.
(yy)    “Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient for any reason (including death or Disability).
3.    Effective Date; Duration. The Plan shall be effective as of the Effective Date. The Plan will continue in effect until terminated under Section 11; provided, however, that such termination shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards. Notwithstanding the foregoing (a) no Incentive Stock Options may be granted after tenth (10th) anniversary of the Effective Date (or the date of stockholder approval of the Plan, if earlier), and (ii) Section 6(a) relating to automatic increase in the Plan Share Reserve will no longer apply following the tenth (10th) anniversary of the Effective Date.
4.    Administration.
(a)    General. The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan) it is intended that each member of the Committee shall, at the time such member takes any action with respect to an Award under the Plan that is intended to qualify for the exemptions provided by Rule 16b-3 promulgated under the Exchange Act be a Qualifying Director. However, the fact that a Committee member shall fail to qualify as a Qualifying Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

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(b)    Committee Authority. Subject to the provisions of the Plan and Applicable Law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled in, or exercised for, cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards, or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) adopt Sub-Plans; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
(c)    Delegation. Except to the extent prohibited by Applicable Law, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any Person or Persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of any member of the Company Group, the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of, or which is allocated to, the Committee herein, and which may be so delegated in accordance with Applicable Law, except with respect to grants of Awards to Persons (i) who are Non-Employee Directors, or (ii) who are subject to Section 16 of the Exchange Act.
(d)    Finality of Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, any Award or any Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including, without limitation, any member of the Company Group, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.
(e)    Indemnification. No member of the Board or the Committee or any employee or agent of any member of the Company Group (each such Person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made with respect to the Plan or any Award hereunder and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined, as provided below, that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts, omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s

Cava Group, Inc.	A-7	2024 Proxy Statement

fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by Applicable Law or by the organizational documents of any member of the Company Group. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under (i) the organizational documents of any member of the Company Group, (ii) pursuant to Applicable Law, (iii) an individual indemnification agreement or contract or otherwise, or (iv) any other power that the Company may have to indemnify such Indemnifiable Persons or hold such Indemnifiable Persons harmless.
(f)    Board Authority. Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.
5.    Grants of Awards; Eligibility. The Committee may, from time to time, grant Awards to one or more Eligible Persons. Participation in the Plan shall be limited to Eligible Persons.
6.    Shares Subject to the Plan; Limitations.
(a)    Share Reserve. Subject to Section 10 of the Plan, 9,398,771 shares of Common Stock (the “Plan Share Reserve”) shall be available for Awards under the Plan. Each Award granted under the Plan will reduce the Plan Share Reserve by the number of shares of Common Stock underlying the Award. Notwithstanding the foregoing, the Plan Share Reserve shall be automatically increased on the first day of each fiscal year following the fiscal year in which the Effective Date falls by a number of shares of Common Stock equal to the lesser of (i) 1% of the Outstanding Common Stock on the last day of the immediately preceding fiscal year, and (ii) a lower number of shares of Common Stock as may be determined by the Board.
(b)    Additional Limits. Subject to Section 10 of the Plan, (i) no more than the number of shares of Common Stock equal to the Plan Share Reserve as of the Effective Date may be issued in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan; and (ii) during a single fiscal year, the number of Awards eligible to be made to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director, in each case, in respect of such Non-Employee Director’s service as a member of the Board during such during such fiscal year, shall not exceed a total value of $1,000,000 (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).
(c)    Share Counting. Other than with respect to Substitute Awards, to the extent that an Award expires or is canceled, forfeited, or terminated without issuance to the Participant of the full number of shares of Common Stock to which the Award related, the unissued shares underlying such Award will be returned to the Plan Share Reserve and again be available for grant under the Plan. Shares of Common Stock shall be deemed to have been issued in settlement of Awards if the Fair Market Value equivalent of such shares is paid in cash; provided, however, that no shares shall be deemed to have been issued in settlement of a SAR, Other Equity-Based Award or Restricted Stock Unit that only provides for settlement in, and settles only in, cash. Shares of Common Stock withheld in payment of the Exercise Price, SAR Base Price, or taxes relating to an Award shall constitute shares of Common Stock issued to the Participant and shall reduce the Plan Share Reserve.
(d)    Source of Shares. Shares of Common Stock issued by the Company in settlement of Awards may be authorized and unissued shares, shares of Common Stock held in the treasury of the Company, shares of Common Stock purchased on the open market or by private purchase or a combination of the foregoing.

Cava Group, Inc.	A-8	2024 Proxy Statement

(e)    Substitute Awards. Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Plan Share Reserve; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for issuance under the Plan.
7.    Options.
(a)    General. Each Option granted under the Plan shall be evidenced by an Award Agreement, which agreement need not be the same for each Participant. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options may be granted only to Eligible Persons who are employees of a member of the Company Group. No Option may be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code. Any Option intended to be an Incentive Stock Option which does not qualify as an Incentive Stock Option for any reason, including by reason of grant to an Eligible Person who is not an employee or the Plan not being properly approved by the stockholders of the Company under Section 422(b)(1) of the Code, then, to the extent of such non-qualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.
(b)    Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Grant Date Fair Market Value of such share; provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of any member of the Company Group, the Exercise Price per share shall be no less than 110% of the Grant Date Fair Market Value per share.
(c)    Vesting and Expiration; Termination.
(i)    Options shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee, including, without limitation, satisfaction of Performance Conditions; provided, however, that notwithstanding any such vesting dates or events, the Committee may in its sole discretion accelerate the vesting of any Options at any time and for any reason.
(ii)    Options shall expire upon a date determined by the Committee, not to exceed 10 years from the Date of Grant (the “Option Period”); provided, that if the Option Period (other than in the case of an Incentive Stock Option) would expire on a date when (A) trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), and (B) the Fair Market Value exceeds the Exercise Price per share on such expiration date, then the Option Period shall be automatically extended until the 30th day following the expiration of such prohibition. Notwithstanding the foregoing, in no event shall the Option Period exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of any member of the Company Group.

Cava Group, Inc.	A-9	2024 Proxy Statement

(iii)    Unless otherwise provided by the Committee, whether in an Award Agreement or otherwise, in the event of: (A) a Participant’s Termination by the Service Recipient for Cause, all outstanding Options granted to such Participant shall immediately terminate and expire; (B) a Participant’s Termination due to death, each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for one year thereafter (but in no event beyond the expiration of the Option Period); (C) a Participant’s Termination due to Disability, each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for 18 months thereafter (but in no event beyond the expiration of the Option Period); and (D) a Participant’s Termination for any other reason, each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for 90 days thereafter (but in no event beyond the expiration of the Option Period).
(d)    Method of Exercise and Form of Payment. No shares of Common Stock shall be issued pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes that are required to be withheld under Applicable Law, as determined in accordance with Section 12(d) hereof. Options which have become exercisable may be exercised by delivery of written or electronic notice (or telephonic instructions to the extent provided by the Committee) of exercise to the Company (or any third-party administrator, as applicable) in accordance with the terms of the Option and any other exercise procedure established by the Committee, accompanied by payment of the Exercise Price. Unless otherwise provided by the Committee, whether in an Award Agreement or otherwise, the Exercise Price shall be payable: (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual issuance of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest and have been held by the Participant for at least six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles (“GAAP”)); or (ii) by such other method as the Committee may permit, in its sole discretion, including, without limitation (A) in other property having a fair market value on the date of exercise equal to the Exercise Price; (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise issuable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price; or (C) a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of an Option that are needed to pay the Exercise Price and any Federal, state, local and non-U.S. income, employment and any other applicable taxes that are required to be withheld under Applicable Law, as determined in accordance with Section 12(d) hereof. Unless otherwise determined by the Committee, any fractional shares of Common Stock shall be settled in cash.
(e)    Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date the Participant makes a disqualifying disposition of any shares of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such shares of Common Stock before the later of (i) the date that is two years after the Date of Grant of the Incentive Stock Option or (ii) the date that is one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such shares of Common Stock.

Cava Group, Inc.	A-10	2024 Proxy Statement

(f)    Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, as it may be amended from time to time, or any other Applicable Law.
8.    Restricted Stock and Restricted Stock Units.
(a)    General. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Each Restricted Stock and Restricted Stock Unit so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.
(b)    Stock Certificates and Book-Entry; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than issued to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. Subject to the restrictions set forth in this Section 8, Section 12(b) of the Plan and the applicable Award Agreement, a Participant generally shall have the rights and privileges of a stockholder as to shares of Restricted Stock, including, without limitation, the right to vote such Restricted Stock. To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company. A Participant shall have no rights or privileges as a stockholder as to Restricted Stock Units.
(c)    Vesting; Termination.
(i)    Restricted Stock and Restricted Stock Units shall vest, and any applicable Restricted Period shall lapse, in such manner and on such date or dates or upon such event or events as determined by the Committee, including, without limitation, satisfaction of Performance Conditions; provided, however, that, notwithstanding any such dates or events, the Committee may, in its sole discretion, accelerate the vesting of any Restricted Stock or Restricted Stock Unit or the lapsing of any applicable Restricted Period at any time and for any reason.
(ii)    Unless otherwise provided by the Committee, whether in an Award Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock or Restricted Stock Units, as applicable, have vested, (A) all vesting with respect to such Participant’s Restricted Stock or Restricted Stock Units, as applicable, shall cease and (B) unvested shares of Restricted Stock and unvested Restricted Stock Units, as applicable, shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.
(d)    Issuance of Restricted Stock and Settlement of Restricted Stock Units.
(i)    Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall issue to the Participant, or the Participant’s beneficiary, without charge, the stock certificate (or, if applicable, a notice evidencing a book-entry notation) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share).

Cava Group, Inc.	A-11	2024 Proxy Statement

(ii)    Unless otherwise provided by the Committee in an Award Agreement or otherwise, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall issue to the Participant or the Participant’s beneficiary, without charge, one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (A) pay cash or part cash and part shares of Common Stock in lieu of issuing only shares of Common Stock in respect of such Restricted Stock Units; or (B) defer the issuance of shares of Common Stock (or cash or part cash and part shares of Common Stock, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of issuing shares of Common Stock in respect of such Restricted Stock Units, the amount of such payment shall be equal to the Fair Market Value per share of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units.
(e)    Legends on Restricted Stock. Each certificate, if any, or book entry representing Restricted Stock awarded under the Plan, if any, shall bear a legend or book entry notation substantially in the form of the following, in addition to any other information the Company deems appropriate, until the lapse of all restrictions with respect to such shares of Common Stock:
TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE CAVA GROUP, INC. AMENDED AND RESTATED 2023 EQUITY INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT BETWEEN CAVA GROUP, INC. AND THE PARTICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF CAVA GROUP, INC.
9.    Other Equity-Based Awards. The Committee may grant Other Equity-Based Awards under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and dependent on such conditions as the Committee shall from time to time in its sole discretion determine, including, without limitation, satisfaction of Performance Conditions. Each Other Equity-Based Award granted under the Plan shall be evidenced by an Award Agreement and shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.
10.    Changes in Capital Structure and Similar Events. Notwithstanding any other provision in the Plan to the contrary, the following provisions shall apply to all Awards granted hereunder:
(a)    General. In the event of (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the shares of Common Stock (including a Change in Control); or (ii) unusual or nonrecurring events affecting the Company, including changes in applicable rules, rulings, regulations or other requirements, that the Committee determines, in its sole discretion, could result in substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants (any event in (i) or (ii), an “Adjustment Event”), the Committee shall, in respect of any such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of (A) the Plan Share Reserve, or any other limit applicable under the Plan with respect to the number of Awards which may be granted hereunder; (B) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be issued in respect of Awards or with respect to which Awards may be granted under the Plan or any Sub-Plan; and (C) the terms of any outstanding Award, including, without limitation, (I) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate; (II) the Exercise Price or SAR Base Price with respect to any Option or SAR, as applicable, or any amount payable as a condition of issuance of shares of Common Stock (in the case of any other Award); or (III) any applicable performance measures; provided, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic

Cava Group, Inc.	A-12	2024 Proxy Statement

718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring.
(b)    Change in Control. Without limiting the foregoing, in connection with any Adjustment Event that is a Change in Control, the Committee may, in its sole discretion, provide for any one or more of the following:
(i)    substitution or assumption of, acceleration of the vesting of, exercisability of, or lapse of restrictions on, any one or more outstanding Awards; and
(ii)    cancellation of any one or more outstanding Awards and payment to the holders of such Awards that are vested as of such cancellation (including, without limitation, any Awards that would vest as a result of the occurrence of such event but for such cancellation or for which vesting is accelerated by the Committee in connection with such event pursuant to clause (i) above), the value of such Awards, if any, as determined by the Committee (which value, if applicable, may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including, without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or SAR Base Price of such Option or SAR (it being understood that, in such event, any Option or SAR having a per share Exercise Price or SAR Base Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor).
For purposes of clause (i) above, an award will be considered granted in substitution of an Award if it has an equivalent value (as determined consistent with clause (ii) above) with the original Award, whether designated in securities of the acquiror in such Change in Control transaction (or an Affiliate thereof), or in cash or other property (including in the same consideration that other stockholders of the Company receive in connection with such Change in Control transaction), and retains the vesting schedule applicable to the original Award.
Payments to holders pursuant to clause (ii) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Common Stock covered by the Award at such time (less any applicable Exercise Price or SAR Base Price).
(c)    Other Requirements. Prior to any payment or adjustment contemplated under this Section 10, the Committee may require a Participant to (i) represent and warrant as to the unencumbered title to the Participant’s Awards; (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code; and (iii) deliver customary transfer documentation as reasonably determined by the Committee.
(d)    Fractional Shares. Unless otherwise determined by the Committee, any adjustment provided under this Section 10 may provide for the elimination of any fractional share that might otherwise become subject to an Award.
(e)    Binding Effect. Any adjustment, substitution, determination of value or other action taken by the Committee under this Section 10 shall be conclusive and binding for all purposes.

Cava Group, Inc.	A-13	2024 Proxy Statement

11.    Amendments and Termination.
(a)    Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuance or termination shall be made without stockholder approval if (i) such approval is required under Applicable Law; (ii) it would materially increase the number of securities which may be issued under the Plan (except for increases pursuant to Section 6 or 10 of the Plan); or (iii) it would materially modify the requirements for participation in the Plan; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to Section 11(c) of the Plan without stockholder approval.
(b)    Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of the Plan and any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively (including after a Participant’s Termination); provided, that, other than pursuant to Section 10, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant.
(c)    No Repricing. Notwithstanding anything in the Plan to the contrary, without stockholder approval, except as otherwise permitted under Section 10 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the SAR Base Price of any SAR; (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or SAR Base Price, as the case may be) or other Award or cash payment that is greater than the intrinsic value (if any) of the cancelled Option or SAR; and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.
12.    General.
(a)    Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant to whom such Award was granted and shall specify the terms and conditions of the Award and any rules applicable thereto, including, without limitation, the effect on such Award of the death, Disability or Termination of a Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award Agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award Agreement to be signed by the Participant or a duly authorized representative of the Company.
(b)    Nontransferability.
(i)    Each Award shall be exercisable only by such Participant to whom such Award was granted during the Participant’s lifetime, or, if permissible under Applicable Law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant (unless such transfer is specifically required pursuant to a domestic relations order or by Applicable Law) other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against any member of the Company Group; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

Cava Group, Inc.	A-14	2024 Proxy Statement

(ii)    Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.
(iii)    The terms of any Award transferred in accordance with clause (ii) above shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) neither the Committee nor the Company shall be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of a Participant’s Termination under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.
(c)    Dividends and Dividend Equivalents.
(i)    The Committee may, in its sole discretion, provide a Participant as part of an Award with dividends, dividend equivalents, or similar payments in respect of Awards, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards.
(ii)    Without limiting the foregoing, unless otherwise provided in the Award Agreement, any dividend otherwise payable in respect of any share of Restricted Stock that remains subject to vesting conditions at the time of payment of such dividend shall be retained by the Company and remain subject to the same vesting conditions as the share of Restricted Stock to which the dividend relates and shall be delivered (without interest) to the Participant within 15 days following the date on which such restrictions on such Restricted Stock lapse (and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Stock to which such dividends relate).
(iii)    To the extent provided in an Award Agreement, the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, in the sole discretion of the Committee, in additional Restricted Stock Units, with the underlying shares of Common Stock having a Fair Market Value equal to the amount of such dividends (and interest may, in the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Restricted Stock Units are settled following the date on which the Restricted Period lapses with respect to such Restricted Stock Units, and if such Restricted Stock Units are forfeited, the Participant shall have no right to such dividend equivalent payments (or interest thereon, if applicable).

Cava Group, Inc.	A-15	2024 Proxy Statement

(d)    Tax Withholding.
(i)    A Participant shall be required to pay to the Company or one or more of its Subsidiaries, as applicable, an amount in cash (by check or wire transfer) equal to the aggregate amount of any income, employment and/or other applicable taxes that are required to be withheld under Applicable Law in respect of an Award. Alternatively, the Company or any of its Subsidiaries may elect, in its sole discretion, to satisfy this requirement by withholding such amount from any cash compensation or other cash amounts owing to a Participant.
(ii)    Without limiting the foregoing, the Committee may (but is not obligated to), in its sole discretion, permit or require a Participant to satisfy, all or any portion of the minimum income, employment and/or other applicable taxes that are required to be withheld under Applicable Law with respect to an Award by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) that have been both held by the Participant and vested for at least six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment under applicable accounting standards) having an aggregate Fair Market Value equal to such minimum statutorily required withholding liability (or portion thereof); or (B) having the Company withhold from the shares of Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by, the Participant upon the grant, exercise, vesting or settlement of the Award, as applicable, a number of shares of Common Stock with an aggregate Fair Market Value equal to an amount, subject to clause (iii) below, not in excess of such minimum statutorily required withholding liability (or portion thereof).
(iii)    The Committee, subject to its having considered the applicable accounting impact of any such determination, has full discretion to allow Participants to satisfy, in whole or in part, any additional income, employment and/or other applicable taxes payable by them with respect to an Award by electing to have the Company withhold from the shares of Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by, a Participant upon the grant, exercise, vesting or settlement of the Award, as applicable, shares of Common Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding liability (but such withholding may in no event be in excess of the maximum statutory withholding amount(s) in a Participant’s relevant tax jurisdictions).
(e)    No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of any member of the Company Group, or other Person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Service Recipient or any other member of the Company Group, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Service Recipient or any other member of the Company Group may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between the Service Recipient and/or any member of the Company Group and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

Cava Group, Inc.	A-16	2024 Proxy Statement

(f)    International Participants. With respect to Participants who reside or work outside of the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan and create or amend Sub-Plans or amend outstanding Awards with respect to such Participants in order to permit or facilitate participation in the Plan by such Participants, conform such terms with the requirements of Applicable Law or to obtain more favorable tax or other treatment for a Participant or any member of the Company Group.
(g)    Designation and Change of Beneficiary. To the extent permitted under Applicable Law and by the Company, each Participant may file with the Committee a written designation of one or more Persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon the Participant’s death. A Participant may, from time to time, revoke or change the Participant’s beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, or in the event the Company determines that any such designation does not comply with Applicable Law, the beneficiary shall be deemed to be the Participant’s estate.
(h)    Termination. Except as otherwise provided in an Award Agreement, unless determined otherwise by the Committee in connection with or at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with one Service Recipient to employment or service with another Service Recipient (or vice-versa) shall be considered a Termination; and (ii) if a Participant undergoes a Termination, but such Participant continues to provide services to the Company Group in a non-employee capacity, such change in status shall not be considered a Termination for purposes of the Plan. Further, unless otherwise determined by the Committee, in the event that any Service Recipient ceases to be a member of the Company Group (by reason of sale, divestiture, spin-off or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute a Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction.
(i)    No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no Person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to such Person.
(j)    Government and Other Regulations.
(i)    The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all Applicable Law. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission (or as otherwise permitted under Applicable Law) or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of any member of the Company Group issued under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement and Applicable Law, and, without limiting the generality of Section 8 of the Plan, the Committee may cause a legend or legends to be put on certificates representing shares of Common Stock or other securities of any

Cava Group, Inc.	A-17	2024 Proxy Statement

member of the Company Group issued under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of any member of the Company Group issued under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add, at any time, any additional terms or provisions to any Award granted under the Plan that the Committee, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.
(ii)    The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, (A) in the case of Options, SARs or other Awards subject to exercise, pay to the Participant an amount equal to the excess of (I) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or issued, as applicable); over (II) the aggregate Exercise Price or SAR Base Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of issuance of shares of Common Stock (in the case of any other Award subject to exercise), or (B) in the case of Restricted Stock, Restricted Stock Units or Other Equity-Based Awards, provide the Participant with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units or Other Equity-Based Awards, or the underlying shares in respect thereof. Any applicable amounts shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.
(k)    No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within 10 days after filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.
(l)    Payments to Persons Other Than Participants. If the Committee shall find that any Person to whom any amount is payable under the Plan is unable to care for the Participant’s affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or the Participant’s estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to the Participant’s spouse, child, relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.
(m)    Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of equity-based awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

Cava Group, Inc.	A-18	2024 Proxy Statement

(n)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between any member of the Company Group, on the one hand, and a Participant or other Person, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be obligated to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other service providers under general law.
(o)    Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of any member of the Company Group and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.
(p)    Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan or as required by Applicable Law.
(q)    Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.
EACH PARTICIPANT WHO ACCEPTS AN AWARD IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF THE PARTICIPANT’S RIGHTS OR OBLIGATIONS UNDER THE PLAN OR ANY APPLICABLE AWARD AGREEMENT.
(r)    Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the Applicable Laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(s)    Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.
(t)    Section 409A of the Code.
(i)    Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and neither the Service Recipient nor any other member of the Company Group shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially

Cava Group, Inc.	A-19	2024 Proxy Statement

similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.
(ii)    Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death. Following any applicable six month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.
(iii)    Unless otherwise provided by the Committee in an Award Agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code; or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code.
(iv)    This Section 12(t) shall only apply with respect to Participants to whom Section 409A of the Code is applicable.
(u)    Clawback/Repayment. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time; and (ii) Applicable Law. Further, unless otherwise determined by the Committee, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Participant shall be required to repay any such excess amount to the Company.
(v)    Detrimental Activity. Notwithstanding anything to the contrary contained herein, if a Participant has engaged in any Detrimental Activity, as determined by the Committee, the Committee may, in its sole discretion, provide for one or more of the following:
(i)    cancellation of any or all of such Participant’s outstanding Awards (or shares of Common Stock received upon exercise, vesting or settlement of any such Award); or
(ii)    forfeiture by the Participant of any gain realized in respect of Awards (including as a result of the sale of shares of Common Stock received upon exercise, vesting or settlement of any such Awards), and repayment of any such gain promptly to the Company.

Cava Group, Inc.	A-20	2024 Proxy Statement

(w)    Right of Offset. The Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to any member of the Company Group and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award is “deferred compensation” subject to Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Participant to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.
(x)    Expenses; Titles and Headings. The expenses of administering the Plan shall be borne by the Company Group. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

Cava Group, Inc.	A-21	2024 Proxy Statement

CAVA GROUP, INC.
14 RIDGE SQUARE NW, SUITE 500
WASHINGTON, DC 20016
ATTN: CORPORATE SECRETARY

SCAN TO
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CAVA GROUP, INC.

The Board of Directors recommends a vote FOR each director nominee listed below (please mark your vote for each director separately).

1. Election of Class I Directors

Nominees:	**For**	**Withhold**
1a. Philippe Amouyal	☐	☐
1b. David Bosserman	☐	☐
1c. Lauri Shanahan	☐	☐

The Board of Directors recommends a vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. Approval of an amendment and restatement of the CAVA Group, Inc. 2023 Equity Incentive Plan.	☐	☐	☐
3. Ratification of the appointment of Deloitte & Touche LLP as independent registered accounting firm for fiscal year 2024.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V46769-P09055

CAVA GROUP, INC.
Annual Meeting of Stockholders
June 20, 2024 at 10:00 am EDT
This proxy is solicited by the Board of Directors

The undersigned stockholder of CAVA Group, Inc. hereby appoints Brett Schulman, Tricia Tolivar and Robert Bertram, and each of them, as proxies, each with full power of substitution, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CAVA Group, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/CAVA2024 on June 20, 2024 beginning at 10:00 am EDT, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" the election of each of the Class I director nominees to the Board of Directors; "FOR" the approval of an amendment and restatement of the CAVA Group, Inc. 2023 Equity Incentive Plan; and "FOR" the ratification of the appointment of Deloitte & Touche LLP as independent registered accounting firm for fiscal year 2024. The proxies are authorized to vote in their discretion for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve and on any other matters which may properly come before the Annual Meeting and any adjournments or postponements thereof.

Continued and to be signed on reverse side